UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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CUMULUS MEDIA INC.

(Name of Registrant as Specified In Its Charter)

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Cumulus Media Inc.

Annual Meeting of Stockholders
May 10, 2007

Notice of Meeting and Proxy Statement

Cumulus Media Inc.
14 Piedmont Center
Suite 1400
Atlanta, Georgia 30305

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on May 10, 2007

To the Stockholders of Cumulus Media Inc.:

The 2006 Annual Meeting of Stockholders of Cumulus Media Inc., a Delaware corporation, sometimes referred to as “the Company,” “we” or “us,” will be held at 14 Piedmont Center, in the Media Room located on the 14th floor, Atlanta, Georgia 30305, on May 10, 2007 at 9:30 a.m., local time, for the following purposes:

1. to reelect Eric P. Robison as a Class II Director;

2. to approve amendments to the Company’s 2004 Equity Incentive Plan;

3. to ratify the appointment of KPMG LLP as our independent auditors for 2007;

4. if presented, to act on the stockholder proposal described in the attached Proxy Statement; and

5. to transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Only holders of record of shares of our Class A Common Stock or our Class C Common Stock at the close of business on March 16, 2007 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. A list of such stockholders will be open for examination by any stockholder at the time and place of the meeting.

Holders of a majority of the outstanding shares of our Class A Common Stock and our Class C Common Stock must be present in person or by proxy in order for the meeting to be held. Therefore, we urge you to date, sign and return the accompanying proxy card in the enclosed envelope whether or not you expect to attend the Annual Meeting in person. If you attend the meeting and wish to vote your shares personally, you may do so by validly revoking your proxy at any time prior to the voting thereof.

Lewis W. Dickey, Jr.
Chairman, President and
Chief Executive Officer

April 13, 2007

Cumulus Media Inc.
14 Piedmont Center
Suite 1400
Atlanta, Georgia 30305

April 13, 2006

PROXY STATEMENT

GENERAL MATTERS

Date, Time and Place for the Annual Meeting

We are furnishing this proxy statement to the holders of our Class A Common Stock and our Class C Common Stock in connection with the solicitation of proxies by our Board of Directors for the Annual Meeting of Stockholders to be held on Thursday, May 10, 2007 at 9:30 a.m., local time, at 14 Piedmont Center, in the Media Room on the 14th floor, Atlanta, Georgia 30305, or any adjournment or postponement of that meeting. This proxy statement and the accompanying proxy card are being sent to our stockholders commencing on or about April 13, 2007.

Record Date; Quorum; Outstanding Common Stock Entitled to Vote

All holders of record of our Class A Common Stock and our Class C Common Stock at the close of business on March 16, 2006, referred to as the record date, are entitled to notice of, and to vote at, the Annual Meeting. The presence, in person or by proxy, of holders of a majority of the voting power represented by outstanding shares of our Class A Common Stock and our Class C Common Stock, voting together as a single class, is required to constitute a quorum for the transaction of business. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining a quorum. A list of stockholders of record will be available for examination at the Annual Meeting. As of the record date, there were 36,683,402 shares of our Class A Common Stock outstanding and 644,871 shares of our Class C Common Stock outstanding.

Voting Rights; Vote Required for Approval

Holders of our Class A Common Stock are entitled to one vote for each share of Class A Common Stock held as of the record date. Holders of our Class C Common Stock are entitled to ten votes for each share of Class C Common Stock held as of the record date. Holders of shares of our Class A Common Stock and our Class C Common Stock will vote together as a single class on the matters to be voted upon at the Annual Meeting. The Class II Director will be selected by a plurality of the votes cast and, as a result, abstentions, withheld votes and broker non-votes will have no effect on the outcome of the election of the Class II Director. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the amendments to the 2004 Stock Incentive Plan, to ratify the appointment of our independent auditors for 2004, and, if presented, to approve the stockholder proposal. Abstentions, which will be counted for purposes of determining shares present and entitled to vote at the meeting, will have the effect of votes against the proposals to approve the amendments to the 2004 Stock Incentive Plan, to ratify the appointment of independent auditors and, if presented, to approve the stockholder proposal.

Voting and Revocation of Proxies

A proxy card for you to use in voting accompanies this proxy statement. Subject to the following sentence, all properly executed proxies that are received prior to, or at, the Annual Meeting and not revoked will be voted in the manner specified. If you execute and return a proxy card, and do not specify otherwise, the shares represented by your proxy will be voted FOR the individual nominated to serve as a Class II

Director, FOR the proposal to approve the 2004 Stock Incentive Plan, FOR the proposal to ratify the appointment of KPMG LLP and will not be voted (ABSTAIN) on the stockholder proposal, if presented.

If you have given a proxy pursuant to this solicitation, you may nonetheless revoke it by attending the meeting and voting in person. In addition, you may revoke any proxy you give at any time before the meeting by delivering a written statement revoking the proxy, or by delivering a duly executed proxy bearing a later date, to Richard S. Denning, Corporate Secretary, at our principal executive offices, 14 Piedmont Center, Suite 1400, Atlanta, Georgia 30305, so that it is received prior to the meeting, or at the meeting itself. If you have executed and delivered a proxy to us, your attendance at the meeting will not, by itself, constitute a revocation of your proxy.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone, facsimile, e-mail or otherwise, but they will not be compensated specifically for these services. We may solicit proxies through the use of a third-party proxy solicitor. If we do, we estimate the cost will be approximately $9,000. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of common stock they hold of record.

Other Matters

Except for the votes on the proposals described in this proxy statement, no other matter is expected to come before the Annual Meeting. If any other business properly comes before the Annual Meeting, the persons named in the proxy will vote in their discretion to the extent permitted by law.

PROPOSALS YOU MAY VOTE ON

1. Election of the Class I Directors

Our Board of Directors is divided into three classes, with the terms of office of the respective classes ending in successive years. Two directors are currently in the class for which the term of office expires at the Annual Meeting.

As described under “Members of the Board of Directors,” pursuant to a voting agreement with the holders of our Class C Common Stock, one of the Class II Directors, Robert H. Sheridan, III, has been designated to serve as a director by one of our principal stockholders, BA Capital Company, L.P., referred to as BA Capital. The holders of our Class C Common Stock, voting as a single class, are obligated under the voting agreement to elect Mr. Sheridan to our Board. Lewis W. Dickey, Jr., the holder of all outstanding shares of our Class C Common Stock, has informed us that in accordance with the terms of the voting agreement, he intends to vote all of his shares of Class C Common Stock to reelect Mr. Sheridan. The holders of our Class A Common Stock are not entitled to vote for the BA Capital director designee.

The other Class II Director, Eric P. Robison, has been nominated for reelection by our Board, upon the recommendation of a majority of our independent directors. Accordingly, our Board urges you to vote FOR the reelection of that nominee for Class II Director. The Class II Director will serve until the 2010 Annual Meeting of Stockholders or until he is succeeded by another qualified director who has been elected. No other class of directors has a term that expires this year.

Detailed information about Mr. Robison and Mr. Sheridan is provided in “Members of the Board of Directors” elsewhere in this proxy statement. The Board has no reason to believe that the nominees will be unable to serve as directors. If for any reason the nominees become unable to serve, the persons named in the proxy will vote for the election of such other persons as the Board may recommend.

Your Board recommends a vote FOR the reelection of the nominee for Class II Director.

2. Approval of Amendments to the Company’s 2004 Equity Incentive Plan

The Board of Directors approved amendments to the Company’s 2004 Equity Incentive Plan, referred to as the 2004 Plan, on April 13, 2007, subject to approval by our stockholders. The amendments would (1) increase the number of shares available to be issued under the plan from 2,975,000 to 3,665,000, (2) increase the number of shares that may be issued as restricted or deferred shares from 925,000 to 1,795,000, and (3) bring the 2004 Plan into compliance with current accounting practices and federal tax rules and regulations.

The 2004 Plan was originally approved by our stockholders at the 2004 Annual Meeting of Stockholders. A copy of the 2004 Plan, as proposed to be amended, is attached as Appendix A to this proxy statement.

Reasons for the Proposed Amendments

The primary purpose of the proposed amendments to the 2004 Plan is to ensure that we will have a sufficient number of shares of Class A Common Stock available under the 2004 Plan to attract and retain officers, key employees, non-employee directors and consultants for us and our subsidiaries and to provide such persons incentives and rewards for superior performance. The primary purpose of the amendments is to increase the number of restricted shares or deferred shares available for awards to our executive officers and certain other employees. Our Board believes that increased use of restricted and deferred share grants, which require fewer shares than stock options to deliver comparable value, will reduce overhang and decrease the potential stockholder dilution resulting from future equity incentive grants. Further, our Board believes that we will more effectively meet industry standards and stockholder expectations for linking compensation with performance and will more effectively maximize the alignment of the interests of our executives and other key employees with those of our stockholders. In addition, the decision to rely primarily on awards of restricted or deferred shares (as opposed to stock options, other forms of equity, or cash) as long-term incentive compensation was determined in part based upon our adoption of SFAS No. 123R, Share Based Compensation, which requires the measurement and recognition of compensation expense for all share-based awards to employees and directors based on estimated fair values.

The remaining amendments to the 2004 Plan largely are administrative in nature. The material among such amendments are a provision that the exercise price of an option must be no less than the closing market price of our Class A Common Stock on the grant date, a provision that clarifies the Board’s ability to determine the methods of payment of the exercise price of an option, and provisions that bring the 2004 Plan into compliance with the Internal Revenue Code of 1986, as amended (the “Tax Code”).

Description of the 2004 Plan

Shares Available under the 2004 Plan

As amended, the aggregate number of shares of Class A Common Stock subject to awards that may be granted under the 2004 Plan is 3,665,000. Awards under the 2004 Plan may be in the form of stock options, restricted stock or deferred stock. Of the aggregate number of shares of Class A Common Stock available under the 2004 Plan, up to 1,400,000 shares may be granted as incentive stock options, or ISOs, and, as amended, up to 1,795,000 shares may be awarded as either restricted or deferred shares. In addition, no one person may receive options exercisable for more than 500,000 shares of Class A Common Stock in any one calendar year.

2004 Plan Participants

Under the 2004 Plan, current and prospective officers, employees, non-employee directors and consultants of Cumulus and its subsidiaries are eligible to participate, provided that such persons are selected by the Board to receive benefits under the 2004 Plan.

As of the date of this proxy statement, approximately 50 corporate-level officers and employees and non-employee directors and approximately 500 market-level officers and employees are eligible to participate in the 2004 Plan. The benefits or amounts that will be received by or allocated to the participants cannot be determined at this time, nor can the benefits or amounts that would have been received by or allocated to the participants if the 2004 Plan had been in effect for the last completed fiscal year.

Type of Awards Under the 2004 Plan

The 2004 Plan permits the Board to grant nonqualified stock options and ISOs, or combinations thereof. ISOs may only be granted to participants in the 2004 Plan who meet the definition of “employees” under federal tax law. No option grant may be exercisable more than ten years from the date of the grant. The exercise price of an option awarded under the 2004 Plan may not be less than the closing price of the Class A Common Stock on the last trading day before the grant. Options will be exercisable during the period specified in each award agreement and will be exercisable in installments pursuant to a Board-designated vesting schedule. The Board may also provide for acceleration of options awarded in the event of a change of control, as defined by the 2004 Plan.

The Board may also authorize the grant or sale of restricted stock to participants. Each such grant will constitute an immediate transfer of the ownership of the restricted shares to the participant, entitling the participant to voting, dividend and other ownership rights, but subject to substantial risk of forfeiture within the meaning of the Tax Code (to be determined by the Board at the time of the grant) and restrictions on transfer (to be determined by the Board at the time of the grant). The Board may also provide for the elimination of restrictions in the event of a change of control.

Finally, the Board may authorize the grant or sale of deferred stock to participants. Awards of deferred stock constitute an agreement we make to deliver shares of our Class A Common Stock to the participant in the future, in consideration of the performance of services, but subject to the fulfillment of such conditions during the deferral period as the Board may specify. The grants or sales of deferred stock will be subject to a deferral period of at least one year. During the deferral period, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the deferred shares, including no right to vote such shares, though the Board may authorize the payment of any dividend equivalents on the shares. The Board may also provide for the elimination of the deferral period in the event of a change of control.

No grant (of any type) may be awarded under the 2004 Plan more than ten years after the date the 2004 Plan is first approved by our stockholders.

Administration of the 2004 Plan

The 2004 Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under the 2004 Plan to the Compensation Committee of the Board. The interpretation and construction by the Board of any provision of the 2004 Plan and any determination of the Board pursuant to any provision of the Plan will be final and conclusive.

The Board may at any time amend the 2004 Plan, provided, however, that any amendment that must be approved by our stockholders in order to comply with applicable law or the listing qualifications of the NASDAQ Global Select Market will not be effective until such approval has been obtained.

Awards Currently Granted Under the 2004 Plan

As of March 1, 2007, we have outstanding restricted stock awards totaling 685,000 shares and options to purchase 1,844,214 shares of Class A Common Stock, leaving 265,786 shares reserved for future issuance of awards, of which 240,000 may be restricted or deferred shares, under the 2004 Plan. The closing price per share of our Class A Common Stock on that date was $9.84. If our stockholders approve the amendments to the 2004 Plan, we will have 1,135,786 reserved for future issuance of awards, of which 1,110,000 may be restricted or deferred shares.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2006, the number of securities outstanding under our existing equity compensation plans, the weighted average exercise price of such securities and the number of securities available for grant under these plans:

	Number of Shares to		Number of Shares
	be Issued Upon	Weighted-Average	Remaining Available
	Exercise of	Exercise Price of	for Future Issuance
	Outstanding	Outstanding	Under Equity
	Options, Warrants	Options, Warrants	Compensation Plans
	and Rights	and Rights	(Excluding Column(a))
Plan Category	(a)	(b)	(c)

Equity Compensation Plans Approved by Stockholders	7,456,402	$15.04	2,482,504
Equity Compensation Plans Not Approved by Stockholders	1,518,032	$15.34	454,217

Total	8,974,434		2,963,721

The only existing equity compensation plan not approved by our stockholders is the 2002 Stock Incentive Plan. The Board adopted the 2002 Stock Incentive Plan on March 1, 2002. The purpose of the 2002 Stock Incentive Plan is to attract and retain certain selected officers, key employees, non-employee directors and consultants whose skills and talents are important to the Company’s operations and reward them for making major contributions to the success of the Company. The aggregate number of shares of Class A Common Stock subject to the 2002 Stock Incentive Plan is 2,000,000, all of which may be granted as incentive stock options. In addition, no one person may receive options for more than 500,000 shares of Class A Common Stock in any one calendar year. The 2002 Stock Incentive Plan permits the Company to grant nonqualified stock options and ISOs. No options may be granted under the 2002 Stock Incentive Plan after May 3, 2012.

The Compensation Committee administers the 2002 Stock Incentive Plan. The Compensation Committee has full and exclusive power to interpret the 2002 Stock Incentive Plan and to adopt rules, regulations and guidelines for carrying out the 2002 Stock Incentive Plan as it may deem necessary or proper. Under the 2002 Stock Incentive Plan, current and prospective employees, non-employee directors, consultants or other persons who provide services to the Company are eligible to participate. As of December 31, 2006, there were outstanding options to purchase a total of 1,518,032 shares of Class A Common Stock at exercise prices ranging from $14.03 to $19.38 per share under the 2002 Stock Incentive Plan. These options generally vest quarterly over four years, with the possible acceleration of vesting for some options if certain performance criteria are met. In addition, all options vest upon a change of control as more fully described in the 2002 Stock Incentive Plan.

Your Board recommends a vote FOR approval of the amendments to the 2004 Plan.

3. Ratification of the Appointment of KPMG LLP as Independent Auditors

The Audit Committee of the Board of Directors is required by law and applicable listing standards of the NASDAQ Global Select Market to be directly responsible for the appointment, compensation and retention of our independent auditors. The Audit Committee has selected KPMG LLP as our independent auditors for the fiscal year ending December 31, 2007, and urges you to vote FOR ratification of the appointment. KPMG has served as our independent auditors since May 5, 2000. While stockholder ratification of the selection of KPMG LLP as our independent auditors is not required by our bylaws or otherwise, our Board is submitting the selection of KPMG LLP to our stockholders for ratification. If our stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Representatives of KPMG LLP are expected to be present at the Annual Meeting to make any statement they may desire and to respond to appropriate questions from stockholders.

Auditor Fees and Services

Audit Fees

KPMG LLP has billed us $552,042, in the aggregate, for professional services rendered by KPMG LLP for the audit of our annual financial statements for the fiscal year ended December 31, 2006 and reviews of the interim financial statements included in our quarterly reports on Form 10-Q filed during the fiscal year ended December 31, 2006. Audit fees also included fees for professional services rendered for the audits of management’s assessment of the effectiveness of our internal control over financial reporting and the effectiveness of our internal control over financial reporting.

For audit services rendered during the fiscal year ended December 31, 2005, KPMG LLP billed us $806,000.

Audit Related Fees

KPMG LLP has billed us $23,550 for acquisition-advisory services and tender offer-advisory services in 2006. KPMG LLP did not perform any “audit related” services in 2005.

Tax Fees

KPMG LLP has billed us $135,225, in the aggregate, for tax consulting and tax return preparation services during 2006. For similar services during 2005, KPMG LLP billed us $162,165.

All Other Fees

KPMG LLP has billed us $1,500 for access to its on-line research library during each of 2006 and 2005.

Policy on Pre-Approval of Services Performed by Independent Auditors

The policy of the Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by the independent auditors during the fiscal year. The Audit Committee regularly considers all non-audit fees when reviewing the independence of our independent auditors.

Your Board recommends a vote FOR the ratification of the appointment of KPMG LLP as independent auditors.

4. Stockholder Proposal

We have been advised by the New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund, and the New York City Fire Department Pension Fund and the New York City Board of Education Retirement System (collectively, the “Systems”), that they collectively hold 146,226 shares of Class A Common Stock and that the following proposal will be presented for action at the annual meeting:

BE IT RESOLVED, that the stockholders of Cumulus Media Inc. request that the Board of Directors take the necessary steps to declassify the Board of Directors and establish annual elections of directors, whereby directors would be elected annually and not by classes. This policy would take effect immediately, and be applicable to the reelection of any incumbent director whose term, under the current classified system, subsequently expires.

Stockholder’s Supporting Statement

The Systems have offered the following statement in support of the proposal:

We believe that the ability to elect directors is the single most important use of the shareholder franchise. Accordingly, directors should be accountable to shareholders on an annual basis. The election of directors by classes, for three-year terms, in our opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.

In addition, since only one-third of the Board of Directors is elected annually, we believe that classified boards could frustrate, to the detriment of long-term shareholder interest, the efforts of a bidder to acquire control or a challenger to engage successfully in a proxy contest.

We urge your support for the proposal to repeal the classified board and establish that all directors be elected annually.

Our Response to the Stockholder Proposal

Our Board of Directors has considered the proposal set forth above relating to declassifying the Board and has determined not to oppose the proposal and to make no voting recommendation on the proposal to stockholders.

Approval of this stockholder proposal would not automatically eliminate our classified board structure. However, if stockholders approve this proposal, our Board of Directors, to the extent consistent with its fiduciary duty to act in a manner it believes to be in the best interests of us and our stockholders, will consider recommending that a proposal to amend our charter be approved by our stockholders at the 2008 Annual Meeting of Stockholders, which amendment, if approved, would eliminate the classified board structure.

Your Board makes no voting recommendation with respect to this proposal.

INFORMATION ABOUT THE BOARD OF DIRECTORS

The Board of Directors held four regularly scheduled meetings and four special meetings during 2006. Each director attended at least 75% of the meetings of the Board and the committees on which he served.

Our Board has reviewed the independence of each of its members and has determined that all directors (except for our Chairman, Mr. L. Dickey, who also is our President and Chief Executive Officer) are “independent,” as such term is defined under the current listing standards of the NASDAQ Global Select Market (the “NASDAQ Rules”).

It is primarily our Board’s responsibility to oversee the management of our business. To assist in carrying out this responsibility, our Board has established the two standing committees described below.

Committees of the Board

The Audit Committee.  The purposes of the Audit Committee are to assist our Board in fulfilling its oversight responsibilities with respect to our accounting, reporting and oversight practices; our compliance with legal and regulatory requirements; our independent auditors’ qualifications and independence; and the performance of our independent auditors and our own internal audit function. The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements on behalf of our Board. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors (including resolution of any disagreements between our management and independent auditors regarding financial reporting), and our independent auditors report directly to the Audit Committee.

The Audit Committee met eight times in 2006. The current members of the Audit Committee are Robert H. Sheridan, III (Chairman), Ralph B. Everett and Holcombe T. Green, Jr., none of whom is an employee. Our Board has determined that each Audit Committee member is “independent,” as such term is defined under the rules of the SEC and the NASDAQ Rules applicable to audit committee members, and meets the NASDAQ Rules’ financial literacy requirements. None of the current members has participated in the preparation of the financial statements of Cumulus or its subsidiaries at any time during the past three years. Our Board has determined that Mr. Sheridan (1) is an “audit committee financial expert,” as such term is defined under the rules of the SEC, and (2) meets the NASDAQ Rules’ professional experience requirements.

The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules of the SEC, and the NASDAQ Rules. A copy of the Audit Committee charter is attached as Exhibit B to this proxy statement.

The Compensation Committee.  The Compensation Committee oversees the determination of all matters relating to employee compensation and benefits and specifically reviews and approves salaries, bonuses and equity-based compensation for our executive officers. The Compensation Committee met eight times in 2006. The current members of the Compensation Committee are Messrs. Robison (Chairman) and Sheridan, and Holcombe T. Green, Jr., each of whom is “independent,” as such term is defined under the NASDAQ Rules, for purposes of membership on the Compensation Committee.

The Compensation Committee does not have a formal charter. Our Board has delegated to the Compensation Committee the following areas of responsibilities:

•	performance evaluation, compensation and development of our executive officers;

•	establishment of performance objectives under the Company’s short- and long-term incentive compensation plans and determination of the attainment of such performance objectives; and

•	oversight and administration of benefit plans.

The Compensation Committee generally consults with management in addressing executive compensation matters. The compensation of our Chief Executive Officer is largely established by his employment agreement, and the compensation of the other executive officers is determined after taking into account compensation recommendations made by the Chief Executive Officer. Our Chief Executive Officer, based on the performance evaluations of the other executive officers, recommends to the Compensation Committee compensation for those executive officers. The executive officers, including our Chief Financial Officer, also provide recommendations to the Compensation Committee from time to time regarding key business drivers included in compensation program designs, especially incentive programs, which may include defining related measures and explaining the mutual influence on or by other business drivers and the accounting and tax treatment relating to certain awards. Our Chief Financial Officer also provides regular updates to the Compensation Committee regarding current and anticipated performance outcomes and their impact on executive compensation.

The Compensation Committee’s has the authority to retain a compensation consultant. Accordingly, Mercer Human Resources Consulting was retained directly by the Compensation Committee to assist it in 2006. Mercer’s role was to provide expertise and data as needed by the Compensation Committee pertaining to the compensation of our Chief Executive Officer in connection with the negotiation of his amended and restated employment agreement, entered into on December 20, 2006.

Nomination Process

Our Board does not have a standing nominating committee. Due to the small size of our Board, and the historically small turnover of its members, we do not currently foresee the need to establish a separate nominating committee or adopt a charter to govern the nomination process. Similarly, we do not have a formal process for identifying and evaluating nominees for director. Generally, director candidates have been first identified by evaluating the current members of our Board whose term will be expiring at the next annual meeting and who are willing to continue in service. If a member whose term is expiring no longer wishes to continue in service, or if our Board decides not to re-nominate such member, our Board would then commence a search for qualified individuals meeting the criteria discussed below. Research may also be performed to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

In accordance with Company policy and the NASDAQ Rules, nominees for director (other than one of the Class II directors, who is nominated pursuant to certain contractual rights held by the holders of our Class B Common Stock) must either be (1) recommended by a majority of the independent directors for selection by our Board or (2) discussed by the full Board and approved for nomination by the affirmative vote of a majority of our Board, including the affirmative vote of a majority of the independent directors.

Historically, we have not had a formal policy with regard to the consideration of director candidates recommended by our stockholders. To date, our Board has not received any recommendations from stockholders requesting that it consider a candidate for inclusion among our Board’s slate of nominees in our proxy statement, other than pursuant to the exercise of the aforementioned contractual rights. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received, or will not be considered, if one is received in the future. Our Board will give consideration to the circumstances in which the adoption of a formal policy would be appropriate.

Our Board evaluates all candidates based upon, among other factors, a candidate’s financial literacy, knowledge of our industry or other background relevant to our needs, status as a stakeholder, “independence” (for purposes of compliance with the rules of the SEC and the NASDAQ Rules), and willingness, ability and availability for service. Other than the foregoing, there are no stated minimum criteria for director nominees, although our Board may also consider such other factors as it may deem are in the best interests of us and our stockholders.

Our bylaws provide for stockholder nominations to our Board, subject to certain procedural requirements. To nominate a director to our Board, you must give timely notice of your nomination in writing to our Corporate Secretary, not later than 90 days prior to the anniversary date of the annual meeting of stockholders in the preceding year. All such notices must include (1) your name and address, (2) a representation that you are one of our stockholders, and will remain so through the record date for the upcoming Annual Meeting, (3) the class and number of shares of our common stock that you hold (beneficially and of record), and (4) a representation that you intend to appear in person or by proxy at the upcoming Annual Meeting to make the nomination. You must also provide information on your prospective nominee, including such person’s name, address and principal occupation or employment, a description of all arrangements or understandings between you, your prospective nominee and any other persons (to be named), the written consent of the prospective nominee, and such other information as would be required to be included in a proxy statement soliciting proxies for the election of your prospective nominee.

MEMBERS OF THE BOARD OF DIRECTORS

Class II Directors Nominated for Reelection to Serve until the 2010 Annual Meeting

Eric P. Robison, age 47, has served as one of our directors since August 1999. Mr. Robison is the President of IdeaTrek, Inc., a company that provides business consulting services. From 1994 to 2002, Mr. Robison worked for Vulcan Inc., the holding company that manages all personal and business interests for investor Paul G. Allen, as Vice President, Business Development, managing various projects and investigating investment opportunities. Mr. Robison currently serves as a Director of CNET Media Networks, Inc.

Robert H. Sheridan, III, age 44, has served as one of our directors since July 1998. Mr. Sheridan has served as a Senior Vice President and Managing Director of Banc of America Capital Investors, or BACI, the principal investment group within Bank of America Corporation since January 1998, and is a Senior Vice President and Managing Director of BA Capital, which was formerly known as NationsBanc Capital Corp. He has an economic interest in the entities comprising the general partners of BACI and BA Capital. He was a Director of NationsBank Capital Investors, the predecessor of BACI, from January 1996 to January 1998.

Mr. Sheridan currently serves as a director of Republic Companies Group Inc. as well as a director of several privately held companies.

Pursuant to our certificate of incorporation and a voting agreement entered into by Cumulus, BA Capital (through its predecessor entity) and the holders of our Class C Common Stock, such holders of our Class C Common Stock have the right, voting as a single class, to elect one director to our Board, referred to as the Class C Director, and such stockholders are obligated to elect a person designated by BA Capital to serve as such director. The rights and obligations under the voting agreement shall continue until such time that BA Capital, together with its affiliates, no longer own at least 50% of the number of shares of our common stock as BA Capital held on June 30, 1998. At such time, the term of the Class C Director, and the right of the holders of our Class C Common Stock to elect the Class C Director, shall terminate. Mr. Sheridan has served as BA Capital’s designee for such position since July 1998.

Class I Directors with a Term Expiring at the 2009 Annual Meeting

Ralph B. Everett, age 55, has served as one of our directors since July 1998. Since January 2007, Mr. Everett has served as the President and Chief Executive Officer of the Joint Center for Political and Economic Studies, a national, nonprofit research and public policy institution located in Washington, D.C. Prior to 2007, Mr. Everett had been a partner with the Washington, D.C. office of the law firm of Paul, Hastings, Janofsky & Walker LLP, where he headed the firm’s Federal Legislative Practice Group. In 1998, Mr. Everett was appointed by President Clinton as United States Ambassador to the 1998 International Telecommunication Union Plenipotentiary Conference. He is a director and a member of the Investment Committee of Shenandoah Life Insurance Company. He is also a member of the Board of Visitors of Duke University Law School.

Holcombe T. Green, Jr., age 67, has served as one of our directors since May 2001. Mr. Green is currently a private investor. He served as the Chairman and Chief Executive Officer of WestPoint Stevens, Inc. from 1992 to 2003. In June 2003, WestPoint Stevens filed for reorganization under Chapter 11 of the federal bankruptcy laws. Mr. Green is also the founder and principal of Green Capital Investors, L.P., a private investment partnership, and certain other affiliated partnerships.

Class III Director with a Term Expiring at the 2008 Annual Meeting

Lewis W. Dickey, Jr., age 45, has served as our Chairman, President and Chief Executive Officer since December 2000, and as a Director since March 1998. Mr. L. Dickey was one of our founders and initial investors, and served as our Executive Vice Chairman from March 1998 to December 2000. Mr. L. Dickey is a nationally regarded consultant on radio strategy and the author of The Franchise-Building Radio Brands, published by the National Association of Broadcasters (the “NAB”), one of the industry’s leading texts on competition and strategy. Mr. L. Dickey also serves as a member of the NAB’s Radio Board of Directors. He holds Bachelor of Arts and Master of Arts degrees from Stanford University and a Master of Business Administration degree from Harvard University. Mr. L. Dickey is the brother of John W. Dickey, our Executive Vice President.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Any matter intended for our Board, or for any individual member or members of our Board, should be directed to Richard S. Denning, Corporate Secretary, at our principal executive offices, with a request to forward the same to the intended recipient. In the alternative, stockholders may direct correspondence to our Board to the attention of the chairman of the Audit Committee of the Board, in care of Richard S. Denning, Corporate Secretary, at our principal executive offices. All such communications will be forwarded unopened.

We do not have a formal policy regarding attendance by directors at our annual meetings, but we encourage all incumbent directors, as well as all nominees for election as director, to attend the Annual Meeting. All incumbent directors and nominees attended last year’s annual meeting of stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists information concerning the beneficial ownership of our common stock as of March 1, 2007 (unless otherwise noted) by (1) each of our directors and each of our other executive officers who were employed as of December 31, 2006 and who earned in excess of $100,000 during 2006, collectively referred to as our named executive officers, and their affiliates, (2) all of our directors and executive officers as a group, and (3) each person known to us to own beneficially more than 5% of any class of our common stock.

	Class A Common		Class B Common		Class C Common
	Stock(1)		Stock(1)		Stock(1) (2)		Percentage
	Number of		Number of		Number of		of Voting
Name of Stockholder	Shares	Percentage	Shares	Percentage	Shares	Percentage	Control

Banc of America Capital Investors SBIC, L.P.(3)	821,568	2.2%	4,959,916	85.4%	—	—	*
BA Capital Company, L.P.(3)	945,250	2.6%	849,275	14.6%	—	—	2.2%
Wallace R. Weitz & Company(4)	4,520,620	12.4%	—	—	—	—	10.5%
Reed Conner & Birdwell, LLC(5)	3,598,550	9.8%					8.4%
Dimensional Fund Advisors Inc.(6)	3,509,418	9.6%	—	—	—	—	8.2%
Chilton Investment Company, LLC(7)	2,452,349	6.7%	—	—	—	—	5.7%
Lewis W. Dickey, Jr.(8)	2,867,449	7.6%	—	—	2,145,561	100%	41.0%
John W. Dickey(9)	3,096,308	8.2%	—	—	—	—	7.0%
Martin R. Gausvik(10)	1,112,223	3.0%	—	—	—	—	2.5%
Jon G. Pinch(11)	494,093	*	—	—	—	—	*
Robert H. Sheridan, III(12)	135,000	*	—	—	—	—	*
Ralph B. Everett(13)	215,125	*	—	—	—	—	*
Eric P. Robison(13)	219,905	*	—	—	—	—	*
Holcombe T. Green, Jr.(13)	143,125	*	—	—	—	—	*
All directors and executive officers as a group (8 persons)	8,283,228	20.1%	—	—	2,145,561	100%	47.4%

*	Indicates less than one percent.

(1)	Except upon the occurrence of certain events, holders of Class B Common Stock are not entitled to vote, whereas each share of Class A Common Stock entitles its holder to one vote and, subject to certain exceptions, each share of Class C Common Stock entitles its holders to ten votes. The Class B Common Stock is convertible at any time, or from time to time, at the option of the holder of the Class B Common Stock (provided that the prior consent of any governmental authority required to make the conversion lawful has been obtained) without cost to such holder (except any transfer taxes that may be payable if certificates are to be issued in a name other than that in which the certificate surrendered is registered), into Class A Common Stock or Class C Common Stock on a share-for-share basis; provided that our Board has determined that the holder of Class A Common Stock at the time of conversion would not disqualify us under, or violate, any rules and regulations of the FCC.

(2)	Subject to certain exceptions, each share of Class C Common Stock entitles its holders to ten votes. The Class C Common Stock is convertible at any time, or from time to time, at the option of the holder of the Class C Common Stock (provided that the prior consent of any governmental authority required to make such conversion lawful has been obtained) without cost to such holder (except any transfer taxes that may be payable if certificates are to be issued in a name other than that in which the certificate surrendered is registered), into Class A Common Stock on a share-for-share basis; provided that our Board has determined that the holder of Class A Common Stock at the time of conversion would not disqualify us under, or violate, any rules and regulations of the FCC. In the event of the death of Mr. L. Dickey or in the event he becomes disabled and, as a result, terminates his employment with us, each share of Class C Common Stock held by him, or any party related to or affiliated with him, will be automatically be converted into one share of Class A Common Stock.

(3)	The address of BA Capital Company, L.P. and Banc of America Capital Investors, SBIC, L.P. is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, North Carolina 28255. Includes options to purchase 105,000 shares of Class A Common Stock granted to BA Capital Company, L.P. in connection with its designation of a member to serve on our Board and exercisable within 60 days. This information is based in part on a Schedule 13 D/A filed on June 29, 2006 and in part on a Form 4 filed on January 31, 2007.

(4)	The address of Wallace R. Weitz & Company is 1125 South 103rd Street, Suite 600, Omaha, Nebraska 68124. This information is based on a Schedule 13G filed on January 18, 2007.

(5)	The address of Reed Conner & Birdwell, LLC is 11111 Santa Monica Blvd., Suite 1700, Los Angeles, California 90025. This information is based on a Schedule 13G filed on February 14, 2007.

(6)	The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. This information is based on a Schedule 13G filed on February 9, 2007.

(7)	The address of Chilton Investment Company, Inc. is 1266 East Main Street, 7th Floor, Stamford, Connecticut 06902. This information is based on a Schedule 13D/A filed on June 19, 2006.

(8)	Represents beneficial ownership attributable to Mr. L. Dickey as a result of his direct ownership of 1,602,449 shares of Class A Common Stock and 644,871 shares of Class C Common Stock, and his controlling interest in DBBC, LLC, which currently holds 10,000 shares of Class A Common Stock. Also includes options to purchase 1,255,000 shares of Class A Common Stock and 1,500,690 shares of Class C Common Stock granted to Mr. L. Dickey and exercisable within 60 days. Mr. L. Dickey disclaims beneficial ownership of shares owned by DBBC, LLC except to the extent of his pecuniary interest therein. As of March 1, 2007, Mr. L. Dickey has pledged 1,100,000 shares as security.

(9)	Represents beneficial ownership attributable to Mr. J. Dickey as a result of his direct ownership of 1,767,246 shares of Class A Common Stock and options to purchase 1,329,062 shares of Class A Common Stock exercisable within 60 days. As of March 1, 2007, Mr. J. Dickey has pledged 1,767,246 shares as security.

(10)	Represents beneficial ownership attributable to Mr. Gausvik as a result of his direct ownership of 87,223 shares of Class A Common Stock and options to purchase 1,025,000 shares of Class A Common Stock exercisable within 60 days.

(11)	Represents beneficial ownership attributable to Mr. Pinch as a result of his direct ownership of 114,466 shares of Class A Common Stock and options to purchase 379,627 shares of Class A Common Stock exercisable within 60 days.

(12)	Represents options to purchase 135,000 shares of Class A Common Stock exercisable within 60 days granted to Mr. Sheridan. Does not reflect any shares owned by BACI or by BA Capital. Mr. Sheridan is a Senior Vice President and Managing Director of each of BACI and BA Capital and a Managing Director of Bank of America Capital Investors, one of the principal investment groups within Bank of America Corporation. He has an economic interest in the entities comprising the general partners of BACI and BA Capital. As BA Capital’s designee to our Board, Mr. Sheridan disclaims beneficial ownership of the options except to the extent of his pecuniary interest therein.

(13)	Includes options to purchase 213,125 shares of Class A Common Stock exercisable within 60 days granted to Mr. Everett, 219,905 shares of Class A Common Stock exercisable within 60 days granted to Mr. Robison and 143,125 shares of Class A Common Stock exercisable within 60 days granted to Mr. Green.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, our directors and executive officers, and any persons who beneficially own more than 10% of our common stock, are required to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Based upon our review of copies of such reports for our 2006 fiscal year and written representations from our directors and executive officers, we believe that our directors and executive officers, and beneficial owners of more than 10% of our common stock, have complied with all applicable filing requirements for our 2006 fiscal year.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis provides an overview of our compensation objectives and policies, the elements of compensation that we provide to our top executive officers, and the material factors that we considered in making the decisions to pay such compensation. Following this analysis, we have provided a series of tables containing specific information about the compensation earned or paid in 2006 to the following individuals, whom we refer to as our named executive officers:

•	Lewis W. Dickey, Jr., our Chairman, President and Chief Executive Officer;

•	Martin R. Gausvik, our Executive Vice President, Treasurer and Chief Financial Officer;

•	Jon G. Pinch, our Executive Vice President and Chief Operating Officer; and

•	John W. Dickey, our Executive Vice President.

The discussion below is intended to help you understand the information provided in those tables and put that information into context within our overall compensation program.

Executive Compensation Program Objectives

Our executive compensation program has three primary and related objectives:

•	to provide a total compensation package that allows us to compete effectively in attracting, rewarding and retaining executive leadership talent,

•	to reward executives for meaningful performance that contributes to enhanced long-term stockholder value and our general long-term financial health, and

•	to align the interests of our executives with those of our stockholders.

In accordance with these goals, we provide a significant portion of each executive’s compensation in the form of at-risk incentive awards that measure individual performance and our success as a company in achieving our business strategy and objectives. With respect to our performance, we focus primarily on the performance and results of our stations, as measured by station operating income, which is a financial measure that isolates the amount of income generated solely by our stations and assists our management in evaluating the earnings potential of our station portfolio, and the cash flow generated by our business.

Our compensation program is implemented by the Compensation Committee of our Board. Information about the Compensation Committee and its composition, responsibilities and operations can be found in “— Committees of the Board — The Compensation Committee.”

Compensation Program Elements and their Purpose

Our executive compensation program consists primarily of the following integrated components: base salary, annual incentive awards, and long-term incentive opportunities. The program also contains elements relating to retirement, severance, and other employee benefits.

Base salary.  Base salary is the fixed portion of an executive’s annual compensation and is intended to recognize fundamental market value for the skills and experience of the individual relative to the responsibilities of his position with us. Changes to base salary are intended to reflect, among other things, the executive’s performance as indicated through functional progress, career and skill development, and mastery of position competency requirements. Base salary is the foundational element of the total compensation package to which most other elements relate.

Annual incentive.  Unlike base salary, which is fixed, annual incentive compensation is intended to vary as a direct reflection of company and individual performance over a twelve-month period. The incentive opportunity is expressed as a percent of base salary and is paid in the form of a cash bonus.

Long-term incentives.  Long-term incentives, which have been made in the form of grants of options exercisable for our common stock or awards of restricted shares of our common stock, are granted with the intent to reward performance over a multi-year period with clear links to performance criteria and long-term stockholder value. For Mr. L. Dickey, the incentive opportunity through May 2013 has been set pursuant to the terms of his current employment agreement, which took effect on December 20, 2006, and was designed to maintain a desired balance between short- and long-term compensation over the term of the agreement, as discussed further below. The incentive opportunity for our other named executive officers, determined on an annual basis by the Compensation Committee, is designed to maintain a similar balance. The realized compensation from these incentives will vary as a reflection of stock price or other financial performance over time. For 2006, we used awards of restricted stock exclusively to deliver long-term incentive opportunity to our named executive officers.

Employee retirement/health and welfare benefit plans.  These benefits are intended to provide competitive levels of medical, retirement and income protection, such as life and disability insurance coverage, for the executives and their families. Our executives generally participate in the same programs pertaining to medical coverage (active employee and retiree), life insurance, disability, and retirement offered to all of our eligible employees. In addition, our executives participate in an executive life insurance program. We believe that our benefits and retirement programs are comparable to those offered by the companies in our industry and, as a result, are needed to ensure that our executive compensation remains competitive.

Severance and other termination payments.  Each named executive officer is party to an employment agreement under which he may receive severance benefits upon his termination of employment in various circumstances, including following a change of control. The severance-related agreements available to the named executive officers are described in more detail under “— Potential Payments upon Termination or Change of Control.” We believe that our severance arrangements, including the amount of the severance benefit, are comparable to those offered by the companies in our peer groups and, as a result, are needed to ensure that our executive compensation remains competitive.

Executive perquisites.  We provide a car allowance to each of our named executive officers. We do not provide perquisites such as financial planning or country club memberships.

Determining the Amount of Each Element

Base salary.  We are party to employment agreements with each of our named executive officers. Each of these agreements provides for a contractual level of base salary. The agreements with Messrs. Gausvik, Pinch and J. Dickey provide for discretionary annual increases within certain parameters, and the Compensation Committee seeks to set base salaries at levels that we and the executive deem fair, given the executive’s responsibilities and individual performance.

Annual incentive.  Like base salary, the parameters of the cash bonus also are set forth in the employment agreements with each of the named executive officers, and are based on achievement of annual performance goals established by the Compensation Committee. Within those parameters, however, the Compensation Committee maintains a level of discretion and flexibility. The decision to increase or decrease cash bonuses from year to year is generally based on a variety of factors the Compensation Committee deems appropriate, including our overall performance, the executive’s individual performance, the business environment over the course of the prior year, and any extraordinary accomplishments during the prior year. These factors are discussed more thoroughly under “— Long-term incentives,” immediately below. We believe this flexibility, coupled with a history of appropriately rewarding performance, provide an effective incentive for the continued superior performance of our executives.

Long-term incentives.  In connection with determining the equity incentive compensation for each of our named executive officers in 2006, the Compensation Committee considered a number of factors, including:

•	Station operating income. Our 2006 same-station station operating income increased 4.4% from 2005, out-pacing the industry average. The Compensation Committee feels that station operating income is an appropriate measure of our performance, as it isolates the amount of income generated solely by our stations and assists our management in evaluating the earnings potential of our station portfolio. Our management has observed that station operating income is commonly employed by firms that provide appraisal services to the broadcasting industry in valuing radio stations. Further, in each of the more than 140 radio station acquisitions we have completed since our inception, we have used station operating income as the primary metric to evaluate and negotiate the purchase price to be paid. Given its relevance to the estimated value of a radio station, we believe, and our experience indicates, that investors consider the measure to be extremely useful in order to determine the value of our portfolio of stations. We believe that station operating income is the most commonly used financial measure employed by the investment community to compare the performance of radio station operators.

•	Cumulus Media Partners. When setting compensation levels for 2006, including certain of the terms of Mr. L. Dickey’s employment agreement, the Compensation Committee gave considerable weight to the additional responsibilities assumed by our named executive officers in managing Cumulus Media Partners, LLC (“CMP”), a private partnership created by Cumulus and affiliates of Bain Capital Partners LLC, The Blackstone Group and Thomas H. Lee Partners, L.P., which in May 2006 acquired the radio broadcasting business of Susquehanna Pfaltzgraff Co. for approximately $1.2 billion. Prior to its acquisition by CMP, Susquehanna was the largest privately owned radio broadcasting company in the United States and the 11th largest radio station operator in terms of revenue. In May 2006 we entered into a management agreement with a subsidiary of CMP pursuant to which our management manages the operations of CMP’s subsidiaries. Although we receive a management fee for these services, our named executive officers receive no additional compensation for their additional responsibilities to CMP. The Compensation Committee recognizes, and in making compensation decisions took into account the fact that, in 2006 our named executive officers began managing an enterprise that had nearly doubled in size, based on station operating income. We expect that future compensation determinations, especially over the next several years, will continue to reflect the increased responsibilities of our named executive officers relating to CMP.

•	Return of value to stockholders. Although our stock price was relatively flat for the year (in line with our industry), the Compensation Committee noted that management had successfully developed a plan to return value to our stockholders through a Board-approved stock repurchase program and a tender offer for 11.5 million shares of our outstanding Class A Common Stock (which represented approximately 24.1% our outstanding Class A Common Stock at the time) and a separate purchase of 5.0 million shares of our outstanding Class B Common Stock.

As noted earlier, for 2006 we used awards of restricted stock to deliver long-term incentives. These awards generally are designed to vest over four years (half of Mr. L. Dickey’s awards are contingent on meeting a performance goal as well). The purpose of these awards is to focus the executives on total stockholder return, with a substantial risk of forfeiture in the first four years, and to provide retention value during the service period. In addition, because the per share grant date value of restricted shares is effectively greater than the per share grant date value of stock options, fewer shares are awarded compared to stock options. The Compensation Committee believes that these awards provide significant performance incentive and retention value while aligning the applicable compensation with stockholder interests.

The realized compensation value from long-term incentives is ultimately determined by our stock price performance over the term of the awards and the executive’s decision as to when to sell shares.

The decision to rely solely on awards of restricted stock (as opposed to stock options, other forms of equity, or cash) as long-term incentive compensation was determined based upon industry trends in equity compensation, by balancing factors that included the cost of equity awards and projected impact on stockholder dilution, and as a result of our adoption of SFAS No. 123R, Share Based Compensation, which requires the measurement and recognition of compensation expense for all share-based awards to employees and directors based on estimated fair values.

Compensation of the Chief Executive Officer.  In connection with entering into a new long-term employment agreement with our Chief Executive Officer, the Compensation Committee engaged Mercer Human Resources Consulting to review the then-existing employment agreement with Mr. L. Dickey, to assess the existing terms, to advise the Compensation Committee on appropriate terms and practices with respect to a new agreement, to provide a benchmark analysis of chief executive officer compensation at comparable companies or industries, and to advise the Compensation Committee in connection with negotiating and entering into the new employment agreement with Mr. L. Dickey, which took effect December 20, 2006.

Allocating Between Long-term and Annual Compensation

We seek to maintain an executive compensation program that is balanced in terms of each element of pay relative to competitive practices, with the incentive emphasis placed on long-term results. The overall program is intended to balance business objectives for executive pay for performance, retention, competitive market practices and stockholder interests. For 2006, approximately 71.1% of the annual total direct compensation target opportunity was subject to performance risk for named executive officers through the annual and long-term incentive plans. Annual cash-incentive awards, which constitute short-term incentives, accounted for approximately 17.1% of annual target compensation for the named executive officers. Long-term incentive awards made up approximately 54.0% of the annual target compensation mix for the named executive officers. The Compensation Committee developed target total direct compensation and these relative divisions between short- and long-term incentives for 2006 based upon its own analysis of general compensation practices at similar companies.

When Long-term Grants are Made

The Compensation Committee typically grants long-term incentive awards annually at a regularly scheduled meeting of our Board, usually in the first or second quarter of the fiscal year. The meeting date is scheduled well in advance and without regard to potential stock price movement. As previously disclosed, our most recent awards of restricted stock to each of our named executive officers, were made on March 1, 2007.

The Role of Executive Officers in Determining Executive Compensation

Our Chief Executive Officer develops recommendations regarding executive compensation, including proposals relative to compensation for individual executive officers, using internal and external resources. These resources include such things as compensation surveys, external data and reports from consultants and data, reports and recommendations from internal staff. Recommendations from our Chief Executive Officer include and consider all aspects of the compensation program — philosophy, design, compliance and competitive strategy — as well as specific actions regarding individual executive officer compensation. The Compensation Committee reviews these recommendations, and decides whether to accept, reject, or revise the proposals.

Our Chief Executive Officer and our Chief Financial Officer assist the Compensation Committee in understanding key business drivers included in program designs, especially incentive programs. This may include defining related measures and explaining the mutual influence on or by other business drivers and the accounting and tax treatment relating to certain awards. Our Chief Executive Officer also provides regular updates to the Compensation Committee regarding current and anticipated performance outcomes and their impact on executive compensation.

Our general counsel, with the assistance of our outside counsel, ensures that appropriate plan documentation and approvals are received in order to keep executive pay programs in compliance with applicable laws and stock exchange listing requirements. Our general counsel and outside counsel also advise the Compensation Committee and our Board regarding compliance with appropriate governance standards and requirements.

Discretion to Modify Awards

As previously noted, annual incentive awards are based on our performance and that of each individual executive officer over the most recently completed fiscal year. The Compensation Committee reserves the right to adjust individual goals during the course of the year in order to reflect changes in our business.

Under our equity incentive plans, the Compensation Committee has limited discretion to extend an award that would otherwise be forfeited, but not beyond the original term of the award. The Compensation Committee generally does not have the authority to unilaterally rescind an award. Each award defines the terms under which it would be forfeited according to the terms of the applicable equity incentive plan.

Impact of Restated Earnings on Previously Paid or Awarded Compensation

We have not had to restate earnings in a manner that would impact incentive award payments. If future restatements are necessary, the Compensation Committee and the Board will consider the facts and circumstances relating to the cause of the restatement, as well as the requirements under Section 304 of the Sarbanes-Oxley Act of 2002, in determining whether any payments based upon the financial results were made unjustly and the materiality and methods for recovering such payments.

Accounting and Tax Treatment of Direct Compensation

For executives, all compensation is subject to federal, state and local taxes as ordinary income or capital gains as various tax jurisdictions provide. Section 162(m) of the U.S. tax code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to any one of our named executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee anticipates that awards under our long-term incentive programs will continue to qualify as performance-based compensation. To maintain flexibility in compensating our executives, however, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes that such payments are appropriate. Accordingly, certain components of our executive compensation program are designed to be qualifying performance-based compensation under Section 162(m) while others are not.

With the adoption of FAS 123R, we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the selection of forms of compensation.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of the Board
of Directors:

Eric P. Robison, Chairman
Holcombe T. Green, Jr.
Robert H. Sheridan, III

Summary Compensation Table

We have employment agreements with each of our executive officers, as described under “— Employment Agreements” below. The following table summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2006.

Based on the fair value of equity awards granted to named executive officers in 2006 and the 2006 base salary of the named executive officers, approximately 28.2% of the annual total direct compensation was base salary. Cash-incentive awards, which constitute short-term incentives, accounted for approximately 17.1% of annual target compensation and restricted share grants, which constitute long-term incentives, made up approximately 54.0% of the annual compensation mix for the named executive officers.

(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)		(j)
								Change in
								Pension
							Non-	Value and
							Equity	Non-
							Incentive	Qualified
							Plan	Deferred
				Stock		Option	Compen-	Compensation	All Other
		Salary	Bonus	Awards		Awards	sation	Earnings	Compensation		Total
Name and Principal Position	Year	($)	($)	($)(1)		($)	($)(2)	($)	($)		($)

Lewis W. Dickey, Jr.,	2006	$825,000	n/a	$3,395,000	(3)	$0	$800,000	n/a	$13,476	(4)	$5,033,476
Chairman, President and Chief Executive Officer
Martin R. Gausvik,	2006	$485,100	n/a	$174,300		$0	$175,000	n/a	$18,645	(5)	$853,045
Executive Vice President, Treasurer and Chief Financial Officer
Jon G. Pinch,	2006	$486,675	n/a	$232,400		$0	$200,000	n/a	$14,556(6)		$933,631
Executive Vice President and Chief Operating Officer
John W. Dickey,	2006	$548,372	n/a	$697,200		$0	$250,000	n/a	$15,072(7)		$1,510,644
Executive Vice President

(1)	The amounts in column (e) reflect the dollar amount of awards pursuant to the 2004 Equity Incentive Plan recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in note 11 to our annual report on Form 10-K for fiscal year ended December 31, 2006.

(2)	In March 2007 we awarded and paid our executive officers their bonuses for the fiscal year ended December 31, 2006. We consider the bonuses paid in fiscal year 2007 as being earned in fiscal year 2006.

(3)	In March 2006 Mr. L. Dickey received an award of restricted shares of our Class A Common Stock that was valued at $3,395,000, as recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R. See note (2) above. However, on December 20, 2006, we repurchased those shares, at their then-current market value, as part of a previously disclosed share and option repurchase arrangement that was part of Mr. L. Dickey’s employment agreement that took effect in December 2006.

(4)	Reflects an automobile allowance of $12,000 and employer-paid life insurance premiums of $1,476.

(5)	Reflects an automobile allowance of $12,000, employer-paid life insurance premiums of 3,072, and a 401(k) contribution of $3,573.

(6)	Reflects an automobile allowance of $8,400, employer-paid life insurance premiums of 3,072, and a 401(k) contribution of $3,084.

(7)	Reflects an automobile allowance of $12,000 and employer-paid life insurance premiums of 3,072.

Grants of Plan-Based Awards

The Compensation Committee approved awards of restricted common stock, pursuant to our 2004 Equity Incentive Plan, to each of our executive officers in 2006.

The grants to Messrs. Gausvik, Pinch and J. Dickey were of time-vested shares: one-half of each grant will vest on the second anniversary of the grant date, with the remainder to vest quarterly over the next eight successive calendar quarters. The grants are conditioned on the continuous employment of the grant recipients.

With regard to the grant to Mr. L. Dickey, half of the grant was of time-vested restricted shares, which would have vested according to the same schedule as the grants to the other executive officers, as described above. The remaining portion of the grant was for performance-restricted shares, half of which was to vest upon achievement of the Board-approved performance goals described in “— Compensation Disclosure and Analysis” for fiscal year 2006 and continuous employment for two years from the grant date, and the remainder of which would have vested upon achievement of such Board-approved performance goals for fiscal year 2007 and continuous employment for two years from the grant date. On December 20, 2006, we repurchased the shares awarded, at their then-current market value, as part of a previously disclosed share and option repurchase.

The table below summarizes the grants of plan-based awards to each of the named executive officers for the fiscal year ended December 31, 2006.

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Base	Grant Date
		Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Price of	Fair Value of
		Plan Awards			Plan Awards			Stock or	Underlying	Option	Stock and
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards(1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Lewis W. Dickey, Jr.,	March 3, 2006	n/a	n/a	n/a	n/a	250,000	n/a	n/a	n/a	n/a	$3,395,000
Chairman,President and Chief Executive Officer
Martin R. Gausvik,	March 3, 2006	n/a	n/a	n/a	n/a	15,000	n/a	n/a	n/a	n/a	$174,300
Executive Vice President, Treasurer and Chief Financial Officer
Jon G. Pinch,	March 3, 2006	n/a	n/a	n/a	n/a	20,000	n/a	n/a	n/a	n/a	$232,400
Executive Vice President and Chief Operating Officer
John W. Dickey,	March 3, 2006	n/a	n/a	n/a	n/a	60,000	n/a	n/a	n/a	n/a	$697,200
Executive Vice President

(1)	The amounts in column (l) reflect the dollar amount of awards pursuant to the 2004 Equity Incentive Plan recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in note 11 to our annual report on Form 10-K for fiscal year ended December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan Awards:
			Equity					Plan	Market or
			Incentive					Awards:	Payout
			Plan Awards:					Number of	Value of
			Number of				Market	Unearned Shares,	Unearned
	Number of	Number of	Securities			Number of	Value of	Units or	Shares,
	Securities	Securities	Underlying			Shares or	Shares or	Other	Units or
	Underlying	Underlying	Unexercised	Option		Units of	Units of	Rights	Other
	Unexercised	Unexercised	Unearned	Exercise	Option	Stock That	Stock That	That Have	Rights That
	Options (#)	Options (#)	Options	Price	Expiration	Have Not	Have Not	Not Vested	Have Not
Name	Exercisable	Unexercisable	(#)	($)	Date	Vested (#)	Vested ($)	(#)	Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Lewis W. Dickey, Jr.,	343,750	156,250	0	$19.38	5/13/2014	—	—	—	—
Chairman,President and	350,000	0	0	$14.03	3/4/2013	—	—	—	—
Chief Executive Officer	500,000	0	0	$14.62	3/1/2012	—	—	—	—
	30,000	0	0	$27.875	8/30/2009	—	—	—	—
	500,000	0	0	$27.875	8/30/2009	—	—	—	—
	93,815	0	0	$24.19	7/1/2008	—	—	—	—
	78,179	0	0	$21.29	7/1/2008	—	—	—	—
	93,815	0	0	$20.16	7/1/2008	—	—	—	—
	78,179	0	0	$18.52	7/1/2008	—	—	—	—
	93,815	0	0	$16.80	7/1/2008	—	—	—	—
	78,179	0	0	$16.10	7/1/2008	—	—	—	—
	484,708	0	0	$14.00	7/1/2008	—	—	—	—
Martin R. Gausvik,	—	—	—	—	—	—	—	48,333	$502,179
Executive Vice President,	68,750	31,250	0	$19.38	5/13/2014	—	—	—	—
Treasurer and Chief	150,000	0	0	$14.03	3/4/2013	—	—	—	—
Financial Officer	250,000	0	0	$16.62	3/1/2012	—	—	—	—
	250,000	0	0	$5.92	4/12/2011	—	—	—	—
	300,000	0	0	$6.4375	10/4/2010	—	—	—	—
Jon G. Pinch,	—	—	—	—	—	—	—	45,000	$467,550
Executive Vice President and	51,563	24,437	0	$19.38	5/13/2014	—	—	—	—
Chief Operating Officer	100,000	0	0	$16.60	11/29/2012	—	—	—	—
	150,000	0	0	$12.90	12/3/2011	—	—	—	—
	73,377	0	0	$3.9375	12/1/2010	—	—	—	—
John W. Dickey,	—	—	—	—	—	—	—	126,667	$1,316,070
Executive Vice President	137,500	62,500	0	$19.38	5/13/2014	—	—	—	—
	200,000	0	0	$14.03	3/4/2013	—	—	—	—
	250,000	0	0	$14.62	3/1/2012	—	—	—	—
	250,000	0	0	$5.92	4/12/2011	—	—	—	—
	250,000	0	0	$6.4375	10/2/2010	—	—	—	—
	76,354	0	0	$27.875	8/30/2009	—	—	—	—
	152,708	0	0	$14.00	7/1/2008	—	—	—	—

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Lewis W. Dickey, Jr.,	0	$0	0	$0
Chairman, President and Chief Executive Officer(1)
Martin R. Gausvik,	0	$0	0	$0
Executive Vice President, Treasurer and Chief Financial Officer
Jon G. Pinch,	0	$0	0	$0
Executive Vice President and Chief Operating Officer
John W. Dickey,	0	$0	0	$0
Executive Vice President

(1)	The amount shown for Mr. L. Dickey does not include amounts received pursuant to our previously disclosed repurchase of all of his rights and interests in and to (a) options to purchase 500,000 shares of Class A common stock, previously granted to Mr. L. Dickey at an exercise price per share of $6.4375, options to purchase 500,000 shares of Class A common stock, previously granted to him at an exercise price per share of $5.92, and options to purchase 150,000 shares of Class A common stock, previously granted to him at an exercise price per share of $14.03, for an aggregate purchase price of $6,849,950, and (b) 500,000 shares of Class A common stock, previously awarded to Mr. L. Dickey as restricted stock, for an aggregate purchase price of $5,275,000, each purchase price paid in a lump-sum cash payment at the time of purchase. The purchase was completed on December 20, 2006, and was a part of Mr. L. Dickey’s new employment agreement that took effect in December 2006.

Potential Payments upon Termination or Change of Control

The following analyses reflect the amount of compensation payable to each of the named executive officers in the event of termination of employment under the following scenarios: resignation for good reason, termination without cause, termination for cause, resignation without reason (voluntary resignation), termination in connection with a change of control, and termination due to death or disability. The analyses assume that the date of termination was December 29, 2006 (the last business day of fiscal year 2006) and the dollar value of any equity is calculated using a per share price of $10.39, which was the reported closing price of our Class A Common Stock on that date. In addition, the analyses assume the sale, on that date, of all restricted stock whose vesting is accelerated as a result of termination and all Class A Common Stock issuable upon exercise (and payment of the exercise price) of options whose vesting is accelerated as a result of termination and whose exercise price is less than $10.39, but not the sale of existing holdings of Class A or Class C Common Stock or Class A or Class C Common Stock issuable upon exercise of already vested options.

Upon termination or resignation for any reason, the named executive officers are entitled to any earned but unpaid base salary and bonus, as well as reimbursement of any unreimbursed business expenses and payments due under the terms of our benefit plans. Our analyses assume that all such amounts have been paid as of the date of termination and thus are not otherwise reflected.

Unless otherwise specified, all cash payments are lump-sum payments.

Lewis W. Dickey, Jr. The following analysis describes the potential payments upon termination of employment for Lewis W. Dickey, Jr., our Chairman, President and Chief Executive Officer. Other than the accelerated vesting of certain awards of options and restricted stock awarded to Mr. L. Dickey in connection with prior employment agreements, all potential payments to Mr. L. Dickey upon termination of his employment or upon a change of control are governed by his current employment contract, described under “— Employment Agreements.”

According to Mr. L. Dickey’s current employment agreement, he would be entitled to compensation upon resignation for “good reason,” termination without “cause” or by death or disability. He would be eligible for additional compensation upon termination without cause during the six-month period preceding a change of control. According to his current employment agreement:

•	“good reason” means the assignment of duties inconsistent with Mr. L. Dickey’s position, authority, duties or responsibilities, or any adverse change in reporting responsibilities, other than isolated or insubstantial actions we take not in bad faith that we correct;

•	“cause” means Mr. L. Dickey’s conviction of a felony, conviction of a crime involving Cumulus, willful misconduct or failure to substantially perform his duties in an way that materially adversely affects us, or willful fraud or material dishonesty; and

•	“change of control” means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets taken as a whole to any “person” or “group” of related persons (as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934), (ii) the adoption of a plan relating to our liquidation or dissolution, (iii) the consummation of any transaction (including, without limitation, any purchase, sale, acquisition, disposition, merger or consolidation) the result of which is that any Person or Group becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934) of more than 50% of the aggregate voting power of all classes of our capital stock having the right to elect directors under ordinary circumstances, or (iv) the first day on which a majority of the members of the Board are not Continuing Directors (as defined in the employment agreement).

Any severance payment payable to Mr. L. Dickey would be payable in four equal consecutive installments, provided that if the payment would constitute a “deferral of compensation” under Section 409A of the Internal Revenue Code of 1986, as amended, and Mr. L. Dickey were to be a “specified employee” under Section 409A, then the payment would be payable upon the earlier of 6 months from the date of termination or death. Any bonus payment payable to Mr. L. Dickey would be payable upon the final preparation of audited financial statements for the year of termination.

Mr. L. Dickey’s current employment agreement contains a confidentiality provision, an 18-month non-compete covenant, an 18-month prohibition on the solicitation of employees, customers or suppliers, and a covenant of confidentiality.

Assuming a termination had occurred on December 29, 2006, Mr. L. Dickey would have been entitled to receive:

•	for resignation for good reason or termination without cause, $2,477,581, representing a severance payment equal to two years’ base salary, plus his target bonus amount for 2006 (75% of base salary), plus $2,581 (the value of 12 months’ continued coverage under the Company’s employee benefit plans);

•	for termination without cause during the six-month period preceding a change of control, $6,945,281, representing a severance payment of two years’ base salary, plus his target bonus amount for 2006 (75% of base salary), plus the market value on the date of termination of a grant of 430,000 shares of Class A Common Stock (payable in a lump-sum cash payment in lieu of shares of Class A Common Stock, at our option), plus $2,581 (the value of 12 months’ continued coverage under the Company’s employee benefit plans); and

•	for termination upon death or disability, $2,077,581, representing one year’s salary continuation, plus his target bonus amount for 2006 (75% of base salary), plus $2,581 (the value of 12 months’ continued

coverage under the Company’s employee benefit plans) and a benefit of $500,000 under his executive life insurance policy.

Assuming Mr. L. Dickey’s employment was terminated for cause or he resigned without good reason, Mr. L. Dickey would have received no severance payments, forfeited any bonus for 2006 and, pursuant to the terms of his current employment agreement, would have been obligated to promptly pay a $6.5 million retention plan payment to us in cash.

In addition to the benefits described above, according to the terms of his then-current employment agreement, which governs certain provisions of the grants of options awarded to Mr. L. Dickey in 2004, upon resignation for good reason, all unvested options are forfeited; upon termination without cause, 50% of any unvested options will immediately vest; and upon termination within six months prior to a change of control, all unvested options will immediately vest. As of the assumed date of termination, Mr. L. Dickey had no unvested options with an exercise price less than $10.39.

Martin R. Gausvik, Jon G. Pinch and John W. Dickey.  The following analysis describes the potential payments upon termination of employment for Martin R. Gausvik, our Executive Vice President, Treasurer and Chief Financial Officer, Jon G. Pinch, our Executive Vice President and Chief Operating Officer, and John W. Dickey, our Executive Vice President. All potential severance payments are governed by their current employment contracts, described under “— Employment Agreements.” All potential accelerated vesting of equity awards are governed by the applicable award agreements, and provide for full acceleration upon a change of control and an additional 12 months’ vesting upon termination for death or disability.

According to their respective current employment agreements, each of Messrs. Gausvik, Pinch and J. Dickey would be entitled to compensation upon resignation for “good reason,” termination without “cause” or by death or disability. They each would be eligible for additional compensation upon termination in connection with a change of control. According to their current employment agreements:

•	“good reason” means the assignment of duties materially inconsistent with their respective positions (including status, offices, titles or reporting relationships), authority, duties or responsibilities, any material adverse change in their respective reporting responsibilities, or any action by us that results in a material diminution in their respective positions, authority, duties or responsibilities, but excluding an action not taken in bad faith that we correct; (ii) any failure by us to comply in a material respect with the compensation and benefits provisions their respective employment agreements, but excluding a failure or action not taken in bad faith that we correct; or relocation of their respective job locations by more than a specified amount;

•	“cause” means the gross negligence or willful misconduct in the performance of their respective duties; commission of any felony or act of fraud or material dishonesty involving Cumulus that is likely to have a material adverse effect upon our business or reputation or their respective abilities to perform their duties for the Company; material breach of any agreement with us concerning noncompetition or the confidentiality of proprietary information; or any material breach of their respective fiduciary duties to Cumulus; and

•	“change of control” means (a) the sale or other disposition (other than by way of merger or consolidation) of all or substantially all of our assets to any person or group other than Lewis W. Dickey, Jr. or a pre-existing controlling stockholder (or their affiliates); (b) the adoption of a plan relating to our liquidation or dissolution; (c) the consummation of any transaction the result of which is that any person or group becomes the beneficial owner of more than 35% of our voting capital stock; or (d) the first day on which a majority of the members of our Board are not “continuing directors.” According to the 2004 Equity Incentive Plan and the 2002 Stock Incentive Plan, which govern the accelerated vesting of any equity incentives, “change of control” means (v) the acquisition by any person of beneficial ownership of 35% or more of the voting power of our common stock (other than any acquisition directly by or from us or an employee benefit plan or related trust we sponsor or maintain); (w) under certain circumstances, a change in a majority of the members of the Board; (x) consummation of a business combination transaction, unless, following such transaction, no person beneficially owns, directly or indirectly, 35% or more of the voting power of the entity resulting from such transaction and at least half of the members of the board of directors of the surviving entity were members of our Board at the time we agreed to the transaction; (y) approval by the stockholders of the Company of our complete liquidation or dissolution; or (z) such other event as the Board may determine by express resolution to constitute a change in control.

Any severance payment payable to Mr. Gausvik would be payable over the course of the year following the date of termination, in accordance with the regular payroll schedule then in effect. For Messrs. Pinch or J. Dickey, any such severance payment would be payable in four equal consecutive quarterly installments, with the first such payment to be made within 15 days following the date of termination.

Each of their respective current employment agreements contain a confidentiality provision, a 12-month non-compete covenant, a 12-month prohibition on the solicitation of employees, customers or suppliers, and a covenant of confidentiality.

Assuming a termination had occurred on December 29, 2006, Messrs. Gausvik, Pinch and J. Dickey would each have been entitled to receive:

•	for resignation for good reason or termination without cause, $485,100, $486,675, and $548,372, respectively, representing a severance payment equal to one year’s base salary.

•	for termination in connection with a change of control, $987,279, $954,225, and $1,864,442, respectively, representing a severance payment of one year’s base salary, plus the accelerated vesting of all of their respective, as-yet-unvested restricted shares.

•	for termination upon death or disability, $1,201,556, $1,149,019, and $1,481,291, respectively, representing one year’s salary continuation, plus an additional 12 months of vesting of their respective as-yet-unvested restricted shares, plus proceeds from their respective executive life insurance policies.

Assuming termination of employment for cause or voluntary resignation, Messrs. Gausvik, Pinch and J. Dickey would have received no severance payments and would have forfeited any bonus for 2006. In addition, upon termination for cause due to an intentional act by any of them that was adverse to us, the Board would have the right to declare all of such executive’s unvested restricted shares forfeited.

In addition to the benefits described above, according to their respective current employment agreements, upon resignation for good reason, termination without cause, death or disability, unvested options that would have vested in the 12 months after the date of termination will immediately vest, and upon termination within one year following a change of control, all unvested options will immediately vest. As of the assumed date of termination, none of Messrs. Gausvik, Pinch or J. Dickey had unvested options with an exercise price less than $10.39.

Director Compensation

We use a combination of cash and stock-based incentive combination to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties as directors as well as the expertise and knowledge required. Generally, non-employee directors receive a fee of $7,500 per quarter ($30,000 annually). Additionally, each non-employee director receives an additional $2,500 per quarter ($10,000 annually) for each committee membership he holds. Each non-employee director also receives a $1,500 fee for each in-person meeting of our Board (or for each in-person meeting of a committee, if not conducted in connection with a Board meeting) and $300 for each telephonic meeting of our Board or a committee thereof. Finally, each non-employee director receives reimbursement of out-of-pocket expenses incurred in connection with attendance at each such meeting.

					Change in
					Pension
					Value and
				Non-Equity	Nonqualified
	Fees Earned or	Stock	Option	Incentive Plan	Deferred	All Other
	Paid in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name(1)	($)	($)	($) (2)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Ralph B. Everett	$48,400	n/a	$245,700	n/a	n/a		$294,100
Holcombe T. Green, Jr.	$55,900	n/a	$245,700	n/a	n/a		$301,600
Eric P. Robison	$54,300	n/a	$280,800	n/a	n/a	$50,000(3)	$385,100
Robert H. Sheridan, III	$59,600	n/a	$280,800	n/a	n/a		$340,400

(1)	Lewis W. Dickey, Jr., our Chairman, President and Chief Executive Officer, is not included in this table as he is an employee and thus receives no compensation for his services as a director. The compensation Mr. L. Dickey received as an employee is shown in the Summary Compensation Table elsewhere in this proxy statement.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123R. As of December 31, 2006, Mr. Everett had 270,000 options outstanding, Mr. Green had 200,000 options outstanding, Mr. Robison had 284,905 options outstanding and Mr. Sheridan had 200,000 options outstanding.

(3)	On May 11, 2006, we entered into an arrangement with Mr. Robison, whereby he provided us with various consulting services in connection with identifying and pursuing possible business development opportunities. In consideration for such services, we agreed to pay Mr. Robison a fee of $2,500 per day for each full day of service, together with reimbursement of out-of-pocket expenses reasonably and actually incurred, provided that the aggregate compensation to be paid to Mr. Robison pursuant to this arrangement would not exceed $59,000 during fiscal year 2006. The agreement has been renewed for 2007, with identical terms.

Employment Agreements

As discussed more particularly below, we have entered into employment agreements with each of our named executive officers. Subject to certain exceptions, these employment agreements prohibit each of our named executive officers from competing with us for a specified period of time after a termination of employment.

Lewis W. Dickey, Jr. serves as our Chairman, President and Chief Executive Officer. On December 20, 2006, we entered into a Third Amended and Restated Employment agreement with Mr. L. Dickey. The agreement has an initial term through May 31, 2013 and is subject to automatic extensions of one-year terms thereafter unless terminated by advance notice by either party in accordance with the terms of the agreement. Mr. L. Dickey shall receive an initial base salary of $900,000 per year with annual increases of $40,000, subject to further merit increases as the Compensation Committee deems appropriate. Mr. L. Dickey is also eligible for an annual bonus of between 75% and 100% of his base salary upon achievement of annual performance goals set by the Compensation Committee each year.

The agreement also provides for grants of 160,000 shares of time-vested restricted Class A Common Stock and 160,000 shares of performance restricted Class A Common Stock in each fiscal year during his employment term. The time-vested restricted shares shall vest in three installments, with one-half vesting on the second anniversary of the date of grant, and one-quarter vesting on each of the third and fourth anniversaries of the date of grant, in each case contingent upon Mr. L. Dickey’s continued employment. Vesting of performance restricted shares is dependent upon achievement of Compensation Committee-approved criteria for the three-year period beginning on January 1 of the fiscal year of the date of grant, in each case contingent upon Mr. L. Dickey’s continued employment. Any performance restricted shares that do not vest according to this schedule will be forfeited. In the event that we undergo a change of control, as defined in the agreement, then any issued but unvested portion of the restricted stock grants held by Mr. L. Dickey will become immediately and fully vested. In addition, upon such a change of control, we will issue Mr. L. Dickey an award of 430,000 shares of Class A Common Stock, such number of shares decreasing by 70,000 shares upon each of the first five anniversaries of the date of the agreement. Mr. L. Dickey may not transfer any restricted shares, except to us, until they vest. In addition to the specified grants of restricted stock, Mr. L. Dickey remains eligible for the grant of stock options or other equity incentives as determined by the Compensation Committee.

As an inducement to entering into the agreement, the agreement provides for a signing bonus grant of 685,000 deferred shares of Class A Common Stock, issuable on the first anniversary of the date of the agreement (or immediately upon a change of control if earlier than such anniversary). The agreement also provides that, should Mr. L. Dickey resign his employment or we terminate his employment, in each case other than under certain permissible circumstances, Mr. L. Dickey shall pay to the Company, in cash, $6.5 million (such amount decreasing by $1.0 million on each of the first six anniversaries of the date of the agreement). This payment is automatically waived upon a change of control.

As further inducement, the agreement provides for our repurchase, as of the effective date of the agreement, of all of Mr. L. Dickey’s rights and interests in and to (a) options to purchase 500,000 shares of Class A Common Stock, previously granted to him at an exercise price per share of $6.4375, options to purchase 500,000 shares of Class A Common Stock, previously granted to him at an exercise price per share of $5.92, and options to purchase 150,000 shares of Class A Common Stock, previously granted to him at an exercise price per share of $14.03, for an aggregate purchase price of $6,849,950, and (b) 500,000 shares of Class A Common Stock, previously awarded to him as restricted stock, for an aggregate purchase price of $5,275,000, each purchase price paid in a lump-sum cash payment at the time of purchase. The purchase was completed on December 20, 2006.

Mr. L. Dickey’s agreement further provides that in the event we terminate his employment without “cause,” or if he terminates his employment for “good reason” (as these terms are defined in the agreement), then we must pay an amount equal to two times his annual base salary then in effect, payable in four equal quarterly installments. We must also pay to Mr. L. Dickey a lump-sum amount equal to the sum of (A) his earned but unpaid base salary through the date of termination, (B) any earned but unpaid annual bonus for any completed fiscal year, and (C) any unreimbursed business expenses or other amounts due from us as of the date of termination. Finally, we must pay to Mr. L. Dickey, upon the final preparation of our audited financial statements for the year of termination, a prorated bonus to reflect the partial year of service.

In the event Mr. L. Dickey voluntarily terminates his employment for good reason, he will forfeit all unvested time-vested restricted shares and performance restricted shares. In the event we terminate Mr. L. Dickey’s employment without cause, 50% of any unvested time-vested restricted shares and performance restricted shares will become immediately and fully vested, and the remaining 50% of any time-vested restricted shares and performance restricted shares will be forfeited. However, if we terminate his employment without cause within six months prior to a change-in-control, then 100% of any issued but unvested restricted shares will become immediately and fully vested.

In the event Mr. L. Dickey’s employment is terminated with cause, or if he terminates his employment without good reason, then we are only obligated to pay him for compensation, bonus payments or unreimbursed expenses that were accrued but unpaid through the date of termination or resignation. Further, Mr. L. Dickey will forfeit all unvested restricted shares.

The agreement cancels and supersedes the Company’s prior employment agreement with Mr. L. Dickey, except with respect to provisions relating to the grant of equity incentives previously granted and with respect to provisions relating to the reduction of Mr. L. Dickey’s February 2000 loan (since repaid), each as previously disclosed. Those provisions, which were set forth in the employment agreement entered into by the Company and Mr. L. Dickey in July 2001 remain in effect according to their original terms and conditions with no changes.

Martin R. Gausvik serves as our Executive Vice President, Treasurer and Chief Financial Officer. Under the terms of his Employment Agreement, dated May 12, 2000, he was entitled to receive an initial annual base salary of $275,000, subject to annual increases of not less than 5.0% during each year of the term of his employment agreement. The agreement provides that Mr. Gausvik may receive an annual bonus of up to 50% of his base salary, half of which is based upon the achievement of Board-approved budgeted revenue and cash flow targets, and half of which is based upon the discretion of our Chief Executive Officer and the Compensation Committee. Mr. Gausvik’s employment agreement had an initial three-year term, which, since that date, has been automatically renewed for successive one-year periods.

Mr. Gausvik’s employment agreement provides that in the event we terminate his employment without cause, or if he terminates his employment for good reason, then, in addition to amounts that he is owed through the date of termination, he will also receive a severance payment equal to his annual base salary as in effect at the time of termination. In addition, any unvested time-vested stock options that would otherwise vest within one year of the date of termination will become exercisable. Finally, in the event that we undergo a change of control, then, in addition to being entitled to receive the severance payments and equity rights that would be due upon a termination without cause, all unvested stock options held by Mr. Gausvik will become immediately exercisable.

Jon G. Pinch serves as our Executive Vice President and Chief Operating Officer. Under the terms of his Employment Agreement, dated December 1, 2000, he was entitled to receive an initial annual base salary of $425,000, subject to merit increases, as the Compensation Committee deems appropriate. The agreement provides that Mr. Pinch may receive an annual bonus of up to $200,000, based upon the achievement of Board-approved budgeted revenue and cash flow targets as adjusted by our Chief Executive Officer and the Compensation Committee in their collective discretion. Mr. Pinch’s employment agreement had a three-year term, which expired on December 1, 2003, and since that date has been automatically renewed for successive one-year periods.

Mr. Pinch’s employment agreement also provides that in the event we terminate his employment without cause, or if he terminates his employment for good reason, then, in addition to amounts that he is owed through the date of termination, he shall also receive a severance payment equal to the greater of (1) two-thirds of his aggregate base salary (at the rate in effect at the time of termination), which would remain payable until the expiration of the employment agreement term, or (2) the amount equal to his annual base salary in effect at the time of termination. In addition, any unvested time-vested stock options that would otherwise vest within one year of the date of termination will become exercisable. Finally, in the event that we undergo a change of control, then, in addition to being entitled to receive the severance payments and equity rights that would be due upon a termination without cause, all unvested stock options held by Mr. Pinch will become immediately exercisable.

John W. Dickey serves as our Executive Vice President. Under the terms of Mr. J. Dickey’s Employment Agreement, dated January 1, 2001, he was entitled to receive an annual base salary of $375,000 for 2001. Such base salary since been subject to merit increases, as the Compensation Committee has deemed appropriate. The agreement provides that Mr. J. Dickey may receive a bonus of up to 50% of his base salary, half of which is based upon the achievement of Board-approved budgeted revenue and cash flow targets, and half of which is based upon the collective discretion of our Chief Executive Officer and the Compensation Committee. The initial term of Mr. J. Dickey’s employment agreement expired on January 1, 2003, and since that date has been automatically renewed for successive one-year periods.

Mr. J. Dickey’s agreement also provides that in the event we terminate his employment without cause, or if he terminates his employment for good reason, then, in addition to amounts that he is owed through the date of termination, he shall also receive a severance payment equal to the greater of (1) two-thirds of the aggregate base salary payments (at the rate in effect at the time of termination) that would remain payable until the expiration of the employment agreement term, or (2) the amount equal to his annual base salary in effect at the time of termination. In addition, any unvested time-vested stock options that would otherwise vest within one year of the date of termination will become exercisable. Finally, in the event we undergo a change of control, then, in addition to being entitled to receive the severance payments and equity rights that would be due upon a termination without cause, all unvested stock options held by Mr. J. Dickey will become immediately exercisable.

Compensation Committee Interlocks and Insider Participation

During 2006, Eric P. Robison (Chairman), Robert H. Sheridan, III and Holcombe T. Green, Jr., none of whom are our officers or employees, were members of the Compensation Committee of our Board, which determines, or makes recommendations with respect to, compensation matters for our executive officers. None of the Compensation Committee members serve as members of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board offers this report regarding the Company’s audited financial statements contained in its annual report on Form 10-K for the year ended December 31, 2006 and regarding certain matters with respect to KPMG LLP, the Company’s independent auditors. This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing with the SEC by the Company, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the SEC.

The Audit Committee has reviewed and discussed with the Company’s management and with KPMG LLP, its independent auditors, the Company’s audited financial statements contained in its annual report on Form 10-K for the year ended December 31, 2006. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed pursuant to SAS No. 61, Codification of Statements on Auditing Standards, Communication with Audit Committees.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP its independence. The Audit Committee has also considered whether the provision of certain non-audit services to the Company by KPMG LLP is compatible with maintaining its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission.

The Audit Committee of the Board
of Directors:

Robert H. Sheridan, III, Chairman
Ralph B. Everett
Holcombe T. Green, Jr.

TRANSACTIONS WITH RELATED PERSONS

Our Board recognizes that related person transactions present a heightened risk of conflicts of interest. The Audit Committee has been delegated the authority to review and approve all related party transactions involving directors or executive officers of the Company. Generally, a “related person transaction” is a transaction in which we are a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. “Related persons” include (a) our executive officers, directors, and holders of more than 5% of our common stock, and any of their immediate family members.

Under the policy, when management becomes aware of a related person transaction, management reports the transaction to the Audit Committee and requests approval or ratification of the transaction. Generally, the Audit Committee will only approve related party transactions that are on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third person. The Audit Committee will report to the full Board all related person transactions presented to it.

Except as otherwise indicated, the related party transactions described below were approved by the Audit Committee or a unanimous vote of our Board (which included all of the members of the Audit Committee):

On February 2, 2000, we loaned Lewis W. Dickey, Jr., our Chairman, President and Chief Executive Officer, $4,992,000 for the purpose of enabling him to purchase 128,000 shares of our newly issued Class C Common Stock. The price per share of the Class C Common Stock was $39.00, which was the approximate market price for our Class A Common Stock on February 2, 2000. The loan was represented by a recourse promissory note executed by Mr. L. Dickey that provided for the payment of interest at 9.0% per annum or the peak rate that we paid under our then-existing credit facility and for a maturity date of December 31, 2004. Pursuant to Mr. L. Dickey’s former employment agreement entered into in July 2001, we reduced the per annum interest rate on his loan and extended the maturity date to December 31, 2006. This transaction was not separately approved by the Audit Committee because our Board had not yet adopted the policy regarding Audit Committee approval at the time of the transaction. On December 20, 2006, Mr. L. Dickey paid us $7,532,125, representing the $4,992,000 in principal, and $2,540,125 in interest accrued on the principal from February 2, 2000 through the repayment date.

On May 9, 2006, we entered into a stock purchase agreement with BA Capital and BACI pursuant to which we agreed to purchase up to 5.0 million shares of the Class B Common Stock held by BA Capital and BACI, subject to certain conditions. On June 29, 2006, we completed the purchase of 5.0 million shares of Class B Common Stock from BA Capital and BACI for a total consideration of $57.5 million. Robert H. Sheridan, III, one of our directors, is a Senior Vice President and Managing Director, with an economic interest in the entities comprising the general partners of both BA Capital and BACI.

On May 11, 2006, we entered into an arrangement with one of our directors, Eric P. Robison, whereby he agreed to provide us with various consulting services in connection with identifying and pursuing possible business development opportunities. In consideration for such services, we agreed to pay Mr. Robison a fee of $2,500 per day for each full day of service, together with reimbursement of out-of-pocket expenses reasonably and actually incurred, provided that the aggregate compensation to be paid to Mr. Robison pursuant to this arrangement would not exceed $59,000 during fiscal year 2006. Actual payments totaled $50,000 for the year. The agreement has been renewed for 2007, for aggregate compensation that does not exceed $60,000 for fiscal year 2007.

On December 20, 2006, as an inducement to enter into a new employment agreement, we repurchased all of Mr. L. Dickey’s rights and interests in and to (a) options to purchase 500,000 shares of Class A common stock, previously granted to him at an exercise price per share of $6.4375, options to purchase 500,000 shares of Class A common stock, previously granted to him at an exercise price per share of $5.92, an options to purchase 150,000 shares of Class A common stock, previously granted to him at an exercise price per share of $14.03, for an aggregate purchase price of $6,849,950, and (b) 500,000 shares of Class A common stock, previously awarded to him as restricted stock, for an aggregate purchase price of $5,275,000, with the purchase price paid in a lump-sum cash payment at the time of purchase.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics, referred to as our Code of Ethics, that applies to all of our employees, executive officers and directors and meets the requirements of the rules of the SEC and the NASDAQ Rules. The Code of Ethics is available on our website, www.cumulus.com, or can be obtained without charge by written request to Richard S. Denning, Corporate Secretary, at our principal executive offices. If we make any substantive amendments to this Code of Ethics, or if our Board grants any waiver, including any implicit waiver, from a provision thereof to our executive officers or directors, we will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of the waiver in a current report on Form 8-K.

SUBMISSION OF STOCKHOLDER PROPOSALS

In accordance with the rules of the Securities and Exchange Commission, if you wish to submit a proposal to be brought before the 2008 Annual Meeting of Stockholders, we must receive your proposal by not later than December 15, 2007, the date that is 120 days prior to the anniversary of the scheduled date this proxy statement is first being sent to stockholders, in order to be included in our proxy materials relating to that meeting. Stockholder proposals must be accompanied by certain information concerning the proposal and the stockholder submitting it. Proposals should be directed to Richard S. Denning, Corporate Secretary, at our principal executive offices, 14 Piedmont Center, Suite 1400, Atlanta, Georgia 30305. To avoid disputes as to the date of receipt, it is suggested that any stockholder proposal be submitted by certified mail, return receipt requested.

In addition, in accordance with the advance-notice provisions of our bylaws, for any proposal to be submitted by a stockholder for a vote at the 2008 Annual Meeting of Stockholders, whether or not submitted for inclusion in our proxy statement, we must receive advance notice of such proposal not later than February 10, 2008, the date that is 90 days prior to the anniversary of this year’s Annual Meeting. The proxy to be solicited on behalf of our Board for the 2008 Annual Meeting of Stockholders may confer discretionary authority to vote on any such proposal received after that date.

EXHIBIT A

CUMULUS MEDIA INC.

Amended and Restated 2004 Equity Incentive Plan

1. Purpose.  The purpose of this Amended and Restated 2004 Equity Incentive Plan is to attract and retain officers, key employees, non-employee directors and consultants for Cumulus Media Inc., a Delaware corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

2. Definitions.  As used in this Plan,

(a) “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 13 of this Plan, such committee (or subcommittee).

(b) “Business Combination” means a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company.

(c) “Change in Control” will have the meaning provided in Section 9 of this Plan.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e) “Common Shares” means the shares of Class A common stock, par value $.01 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 8 of this Plan.

(f) “Company” means Cumulus Media Inc., a Delaware corporation.

(g) “Date of Grant” means the date specified by the Board on which a grant of Option Rights or a grant or sale of Restricted Shares or Deferred Shares will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(h) “Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 6 of this Plan.

(i) “Deferred Shares” means an award made pursuant to Section 6 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

(j) “Director” means a member of the Board of Directors of the Company.

(k) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and need not be signed by a representative of the Company or a Participant unless required by the Board.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(m) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(n) “Market Value per Share” means, as of any particular date, (i) the closing sale price per Common Share as reported on the principal exchange on which Common Shares are then trading or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Board.

(o) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(p) “Option Price” means the purchase price payable on exercise of an Option Right.

(q) “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

(r) “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer, key employee, non-employee director or consultant of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant.

(s) “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(t) “Plan” means this Amended and Restated Cumulus Media Inc. 2004 Equity Incentive Plan, as amended from time to time.

(u) “Restricted Shares” means Common Shares granted or sold pursuant to Section 5 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 5 has expired.

(v) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(w) “Voting Power” means at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.

3. Shares Available Under the Plan.

(a) Subject to adjustment as provided in Section 3(b) and Section 8 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares or (iv) in payment of dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 3,665,000 Common Shares, plus any shares described in Section 3(b). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(b) The number of shares available in Section 3(a) above will be adjusted to account for shares relating to awards that expire or are forfeited or that are transferred, surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of Common Shares or upon satisfaction of any withholding amount. Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award will again be available for issue or transfer hereunder.

(c) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 8 of this Plan, (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 1,400,000 Common Shares; (ii) no Participant will be granted Option Rights for more than 500,000 Common Shares during any calendar year; and (iii) the number of shares issued as Restricted Shares and Deferred Shares will not (after taking any forfeitures into account) in the aggregate exceed 1,795,000 Common Shares.

4. Option Rights.  The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a) Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this plan.

(b) Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least 6 months, (iii) by a combination of such methods of payment, or by such other methods as may be approved by the Board.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control.

(g) Any grant of Option Rights may specify management objectives that must be achieved as a condition to the exercise of such rights.

(h) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i) To the extent permitted by Section 409A of the Code, the Board may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis.

(j) No Option Right will be exercisable more than 10 years from the Date of Grant.

(k) The Board reserves the discretion after the Date of Grant to provide for (i) the payment of a cash bonus at the time of exercise; (ii) the availability of a loan at exercise; (iii) the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price.

(l) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to the Plan and shall contain such terms and provisions as the Board may approve.

5. Restricted Shares.  The Board may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Shares covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than two years, to be determined by the Board at the Date of Grant, and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control.

(d) Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Shares may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares.

(f) Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

(g) Each grant or sale of Restricted Shares will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

6. Deferred Shares.  The Board may also authorize the granting or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Board may specify.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c) Each such grant or sale will be subject to a Deferral Period of not less than 1 year, as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Deferral Period in the event of a Change in Control.

(d) During the Deferral Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Deferred Shares and will have no right to vote them, but the Board may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(e) Each grant or sale of Deferred Shares will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

7. Transferability.

(a) Except as otherwise determined by the Board, no Option Right or other derivative security granted under the Plan will be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights will be exercisable during the Optionee’s lifetime only by him or her or by his or her guardian or legal representative.

(b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or upon the termination of the Deferral Period applicable to Deferred Shares or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 5 of this Plan, will be subject to further restrictions on transfer.

8. Adjustments.  The Board shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights and Deferred Shares granted hereunder, in the Option Price, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 8; provided, however, that any such adjustment to the number specified in Section 3(c)(i) will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

9. Change in Control.  For purposes of this Plan, except as may be otherwise prescribed by the Board in an agreement evidencing a grant or award made under the Plan, a “Change in Control” shall mean the occurrence of any of the following events:

(a) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the Voting Power of the Company; provided, however, that for purposes of this Section 10(a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or (iv) any acquisition by any Person pursuant to a transaction which complies with clauses (i) and (ii) of Section 9(c).

(b) A change in a majority of the members of the Board occurs: (i) within one year following the public announcement of an actual or threatened election contest (as described in Rule 14a-12(c) promulgated under the Exchange Act) or the filing of a Schedule 13D or other public announcement indicating that a Person intends to effect a change in control of the Company, (ii) as a result of the exercise of contractual rights, or (iii) as a result of a majority of the members of the Board having been proposed, designated or nominated by a Person (other than the Company through the Board or a committee of the Board).

(c) Consummation of a Business Combination unless, following such Business Combination, (i) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination of either of them) beneficially owns, directly or indirectly, 35% or more of the Voting Power of the entity resulting from such Business Combination, and (ii) at least half of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(e) Such other event as the Board may determine by express resolution to constitute a Change in Control for purposes of this Plan.

10. Fractional Shares.  The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

11. Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit, provided, however, that in no event shall the Company accept relinquishment of a portion of such benefit for payment of taxes in excess of required minimum tax withholding rates.

12. Foreign Employees.  In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

13. Administration of the Plan.

(a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee of the Board (or a subcommittee thereof), as constituted from time to time. A majority of the committee (or subcommittee) will constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee). To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee.

(b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Restricted Shares or Deferred Shares and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

14. Compliance with section 409A of the Code.  To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

15. Amendments, Etc.

(a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the Nasdaq Stock Market or, if the Common Shares are not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

(b) The Board also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(c) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(d) If permitted by Section 409A of the Code, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 7(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(e) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(f) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

16. Governing Law.  The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Georgia.

17. Termination.  No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

EXHIBIT B

CUMULUS MEDIA INC.
AUDIT COMMITTEE CHARTER

Purpose

The purposes of the Audit Committee (the “Committee”) are to (a) assist the Board of Directors of Cumulus Media Inc. (the “Company”) in fulfilling the Board of Directors’ oversight responsibilities with respect to (i) the accounting, reporting and financial practices of the Company, including the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and the Company’s internal audit function; and (b) prepare the Committee’s report, made pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), to be included in the Company’s annual proxy statement (the “Audit Committee Report”).

Composition of the Committee

Number.  The Committee shall consist of no fewer than three members.

Qualifications.

1) Each Committee member shall meet the independence criteria of (A) the listing requirements of the National Association of Securities Dealers, Inc. (“NASD”), as such requirements are interpreted by the Board of Directors in its business judgment and (B) Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the Securities and Exchange Commission (“SEC”), including Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”).

2) Each Committee member shall be able to read and understand fundamental financial statements, including a balance sheet, an income statement and a cash flow statement. Additionally, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board of Directors shall determine, in its business judgment, whether at least one member has such financial sophistication and whether there is at least one member that satisfies the financial expert criteria of Section 407 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC. The designation or identification of a person as having such financial sophistication or as a financial expert shall not (A) impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Committee and Board of Directors in the absence of such designation or identification or (B) affect the duties, obligations or liability of any other member of the Committee or Board of Directors.

3) No Committee member shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

4) Each Committee member shall receive as compensation from the Company only those forms of compensation as are not prohibited by Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the SEC and the NASD. Permitted compensation includes (A) director’s fees (which includes all forms of compensation paid to directors of the Company for service as a director or member of a committee of the Board of Directors) and/or (B) fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company provided that such compensation is not contingent in any way on continued service.

Appointment.  The Board of Directors will appoint the members of the Committee. The Board of Directors will appoint a Chairman of the Committee. Committee members shall serve at the pleasure of the Board of Directors and for such term or terms as the Board of Directors may determine.

Duties and Responsibilities of the Committee

The Committee shall be responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company on behalf of the Board of Directors. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s interim financial statements.

The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and such auditor shall report directly to the Committee.

In performing its responsibilities, the Committee shall:

1) Retain the Independent Auditors:  The Committee has the sole authority to (A) retain and terminate the Company’s independent auditors, (B) approve all audit engagement fees, terms and services and (C) approve any non-audit engagements with the Company’s independent auditors. The Committee is to exercise this authority in a manner consistent with Sections 201, 202 and 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the SEC and the NASD.

2) Review and Discuss the Independence of the Auditors:  In connection with the retention of the Company’s independent auditors, the Committee is to, at least annually, review and discuss the information provided by management and the auditors relating to the independence of the audit firm, including, among other things, information related to the non-audit services provided and expected to be provided by the auditors. The Committee is responsible for (A) ensuring that the independent auditors submit at least annually to the Committee a formal written statement delineating all relationships between the auditors and the Company consistent with applicable independence standards, including Independence Standards Board Standard 1, (B) actively engaging in a dialogue with the auditors with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditors and (C) taking, or recommending that the Board of Directors take, appropriate action to oversee the independence of the auditor. In connection with the Committee’s evaluation of the auditors’ independence, the Committee shall also review and evaluate the lead partner of the independent auditors and take such steps as may be required by law with respect to the identification and regular rotation of the audit partners serving on the Company’s audit engagement team.

3) Set Hiring Policies:  The Committee is to set hiring policies for employees or former employees of the independent auditors, which include the restrictions set forth in Section 206 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.

4) Review and Discuss the Audit Plan:  The Committee is to review and discuss with the independent auditors the plans for, and the scope of, the annual audit and other examinations, including the adequacy of staffing and compensation.

5) Review and Discuss Conduct of the Audit:  The Committee is to review and discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, as well as any audit problems or difficulties and management’s response, including (A) any restriction on audit scope or on access to requested information, (B) any disagreements with management and (C) significant issues discussed with the independent auditors’ national office. The Committee is to decide all unresolved disagreements between management and the independent auditors regarding financial reporting.

6) Review and Discuss Financial Statements and Disclosures:  The Committee is to review and discuss with appropriate officers of the Company and the independent auditors the annual audited and quarterly financial statements of the Company, including (A) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (B) the

disclosures regarding internal controls and other matters required by Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.

7) Review and Discuss Earnings Press Releases:  The Committee is to review and discuss earnings and other financial press releases (including any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies (which review may occur after issuance and may be done generally as a review of the types of information to be disclosed and the form of presentation to be made).

8) Review and Discuss Internal Audit Plans:  The Committee is to review and discuss with the senior internal auditing executive and appropriate members of the staff of the internal auditing department the plans for and the scope of their ongoing audit activities, including adequacy of staffing and compensation.

9) Review and Discuss Internal Audit Reports:  The Committee is to review and discuss with the senior internal auditing executive and appropriate members of the staff of the internal auditing department the annual report of the audit activities, examinations and results thereof of the internal auditing department.

10) Review and Discuss the Systems of Internal Accounting Controls:  The Committee is to review and discuss with the independent auditors, the senior internal auditing executive and, if and to the extent deemed appropriate by the Chairman of the Committee, members of their respective staffs the adequacy of the Company’s internal accounting controls, the Company’s financial, auditing and accounting organizations and personnel, and the Company’s policies and compliance procedures with respect to business practices which shall include (A) the disclosures regarding internal controls and matters required by Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC and (B) a review with the independent auditors of their opinion on the effectiveness of management’s assessment of internal controls over financial reporting and the independent auditor’s analysis of matters requiring modification to management’s certifications pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

11) Review and Discuss the Recommendations of Independent Auditors:  The Committee is to review and discuss with the senior internal auditing executive and the appropriate members of the staff of the internal auditing department recommendations made by the independent auditors and the senior internal auditing executive, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the Committee.

12) Review and Discuss the Audit Results:  The Committee is to review and discuss with the independent auditors (A) the report of their annual audit, or proposed report of their annual audit, (B) the accompanying management letter, if any, (C) the reports of their reviews of the Company’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 100 and (D) the reports of the results of such other examinations outside of the course of the independent auditors’ normal audit procedures that the independent auditors may from time to time undertake. The foregoing shall include the reports required by Section 204 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC and, as appropriate, a review of (A) major issues regarding (i) accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and (ii) the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

13) Obtain Assurances under Section 10A(b) of the Exchange Act:  The Committee is to obtain assurance from the independent auditors that in the course of conducting the audit, there have been no acts detected or that have otherwise come to the attention of the audit firm that require disclosure to the Committee under Section 10A(b) of the Exchange Act.

14) Obtain Reports Regarding Conformity With Legal Requirements and the Company’s Code of Conduct:  The Committee is to periodically obtain reports from management, the Company’s senior internal auditor and the independent auditor that the Company and its subsidiaries and affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct. The Committee is to review and discuss reports and disclosures of insider and affiliated party transactions. The Committee should advise the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct.

15) Approve Related Party Transactions:  The Committee is to review and approve all related party transactions involving directors or executive officers of the Company.

16) Establish Procedures for Complaints Regarding Financial Statements or Accounting Policies:  The Committee is to establish procedures for (A) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (B) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters as required by Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the SEC and the NASD.

17) Review and Discuss Other Matters:  The Committee should review and discuss such other matters that relate to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

18) Make Board Reports:  The Committee should report its activities regularly to the Board of Directors in such manner and at such times as the Committee and the Board of Directors deem appropriate, but in no event less than once a year. Such report should include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

19) Maintain Flexibility.  The Committee, in carrying out its responsibilities, policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

Meetings of the Committee

The Committee shall meet in person or telephonically at least quarterly, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Chairman of the Committee shall, in consultation with the other members of the Committee, the Company’s independent auditors and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing agenda therefor and supervising the conduct thereof. The Committee may also take any action permitted hereunder by unanimous written consent.

The Committee may request any officer or employee of the Company or the Company’s outside legal counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may meet with the Company’s management, the internal auditors and the independent auditors periodically in separate private sessions to discuss any matter that the Committee, management, the independent auditors or such other persons believe should be discussed privately.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its responsibilities as required by law, including the authority to engage independent counsel and other advisors as the Committee deems necessary to carry out its duties. The Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.

The Company will provide for appropriate funding, as determined by the Committee, for payment of (a) compensation to the Company’s independent auditors engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company,

(b) compensation to independent counsel or any other advisors employed by the Committee and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Audit Committee Report

The Committee will prepare, with the assistance of management, the independent auditors and outside legal counsel, the Audit Committee Report to be included in the Company’s annual proxy statement.

Annual Review of Charter

The Committee will conduct and review with the Board of Directors annually an evaluation of the adequacy of this Charter and recommend any changes to the Board of Directors. The Committee may conduct this charter evaluation in such manner as the Committee, in its business judgment, deems appropriate.

Annual Performance Evaluation

The Committee will conduct and review with the Board of Directors annually an evaluation of the Committee’s performance with respect to the requirements of this Charter. This evaluation should also set forth the goals and objectives of the Committee for the upcoming year. The Committee may conduct this performance evaluation in such manner as the Committee, in its business judgment, deems appropriate.

February 10, 2004

FORM OF PROXY CARD
PROXY—CUMULUS MEDIA INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned appoints Lewis W. Dickey, Jr. and Martin R. Gausvik, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and vote, as designated below, all of the shares of stock of Cumulus Media Inc. held of record by the undersigned on March 16, 2007, at the Annual Meeting of Stockholders of Cumulus Media Inc. to be held on May 10, 2007, and at any and all adjournments or postponements thereof.
MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSALS 1, 2 AND 3 AND TAKES NO POSITION WITH RESPECT TO PROPOSAL 4. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND ABSTAIN WITH REGARD TO PROPOSAL 4.
Please vote, sign, date and return the proxy card promptly using the enclosed envelope.
(Continued, and to be signed, on the other side)

Proposals — The Board of Directors recommends a vote FOR the nominee listed, FOR Proposals 2 and 3 and ABSTAIN for Proposal 4.
1.	Election of Class II Director: Eric P. Robison ☐ FOR ☐ WITHHOLD

2.	Proposal to approve amendments to the Company’s 2004 Equity Incentive Plan: ☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	Proposal to ratify the appointment of KPMG LLP as the Company’s independent auditors for 2007: ☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	Stockholder proposal relating to the declassification of the Board of Directors: ☐ FOR ☐ AGAINST ☐ ABSTAIN

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements of the meeting.
Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing in a fiduciary or representative capacity, give full title as such.

Dated:                                            , 2007

Signature

Signature